SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
As Filed with the Securities and Exchange Commission
on June 18, 2001

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Blue Marble World, Inc.
(Name of Small Business Issuer in Its Charter)

                             Nevada                             5999                                   11-3578394
            (State or Other Jurisdiction         (Primary Standard                      (I.R.S. Employer
              of Incorporation or                     Industrial Classification                Identification No.)
             Organization)                              Code Number)

(Address and Telephone Number of Executive Offices)
Edward A. Heil, Chairman
80 Orville Drive
Bohemia, New York 11716
(631) 244-1454
(212) 208-3082 (Fax)

(Name, Address and Telephone Number of Agent for Service)

COPIES TO:

Stephen B. Schneer, Esq. Stephen B. Schneer, LLP 605 Third Avenue Avenue 15th Floor New York, NY 10158 (212) 972-1100 (212) 983-5271

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering under rule (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed under rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed under rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If the delivery of the prospectus is expected to be made under rule 434, please check the following box. | |

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed offering Price per Share (1)	Proposed Aggregate offering Price (1)	Amount of Registration Fee
shares of common stock, $.001 par value ("common stock")	6,000,000	$0.05	$300,000	$79.20

(1) Estimated solely for the purpose of determining the registration fee under rule 457 under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion

Preliminary prospectus dated June ___, 2001.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

6,000,000 Shares of

Blue Marble World, Inc.

Common Stock

eSAFETYWORLD, Inc. is distributing to its stockholders of record, on the record date of___________], 2001, 6,000,000 shares of common stock of Blue Marble World, Inc. The distribution will be pro rata to the eSAFETYWORLD stockholders based on the number of shares owned by each. eSAFETYWORLD stockholders will receive two Blue Marble World shares for each share held. Fractional shares will be rounded to the nearest whole share. eSAFETYWORLD will send Blue Marble World stock certificates to the eSAFETYWORLD stockholders on about [__________], 2001.

eSAFETYWORLD stockholders are not required to take any action to receive their shares of Blue Marble World common stock. No consideration will be paid by holders of eSAFETYWORLD common stock for shares of Blue Marble World common stock.

There currently is no public market for the Blue Marble World stock, and neither eSAFETYWORLD nor Blue Marble World can assure that a trading market will develop. Blue Marble World is applying to have its common stock quoted on the Over-the-Counter Bulletin Board (AOTCBB) under the symbol "BMWC" effective at the time of the distribution. See AThe Distribution.

The ownership of Blue Marble World common stock involves significant risks. See ARisk Factors@ beginning on page ___.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June [__], 2001.

eSAFETYWORLD is not seeking approval by its stockholders of the distribution of the stock of Blue Marble World to the stockholders of eSAFETYWORLD. No approval by the stockholders of eSAFETYWORLD is required.

This information does not constitute an offer to sell or the solicitation of an offer to buy any securities.

You should rely on the information contained in this document. No person is authorized to give information that is not contained in this document. This document is not an offer to sell nor is it seeking an offer to buy these securities. This information is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until [________], 2001 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

eSAFETYWORLD, the selling stockholders and any broker-dealers that participate in the Distribution of the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD, the selling stockholders or such broker-dealers may be considered underwriting discounts and commissions under the Securities Act.

Stockholders of eSAFETYWORLD with inquiries related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at 80 Orville Drive, Bohemia, NY 11716. eSAFETYWORLD's telephone number is 631-244-1454.

Caption	Page

Questions and Answers about the Distribution and Related Matters	ii
Summary
Risk Factors
The Distribution
Blue Marble World's Capitalization
Blue Marble World Management's Discussion and Analysis of Financial Condition and Results of Operations
Blue Marble World's Business
Blue Marble World's Management
Description of Blue Marble World's Securities
Securities of Certain Beneficial Owners and Management
Certain Transactions
Legal Matters
Experts
Available Information
Index to Financial Statements of Blue Marble World, Inc.	F-1

Forward-Looking Statements

This document and other materials filed or to be filed by eSAFETYWORLD or Blue Marble World with the Securities and Exchange Commission, referred to as the "SEC," as well as information included in oral statements or other written statements made or to be made by eSAFETYWORLD and Blue Marble World, contain statements that are "forward-looking." These statements appear in a number of places in this document and include, but are not limited to, all statements relating to plans for future growth and other business development activities, as well as capital expenditures, financing sources and the effects of regulation and competition, the terms of the Distribution and all other statements regarding the intent, plans, beliefs or expectations of Blue Marble World, as well as its respective directors or officers. Words like as Aexpects,@ Aanticipates, Aintends, Aplans and similar expressions also identify forward-looking statements.

Stockholders and readers are cautioned that such forward-looking statements are not assurances of future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements.

Questions and Answers about the Distribution and Related Matters

The following section answers various questions that you may have about the pro rata distribution to eSAFETYWORLD stockholders of 6,000,000 shares of Blue Marble World common stock owned by eSAFETYWORLD. We refer to this distribution in this document as the "Distribution."

Q1: What is the Distribution?

A: The Distribution is the method by which eSAFETYWORLD will distribute a significant portion of the shares held by it in Blue Marble World resulting in Blue Marble World becoming a publicly-traded company. According to the terms of the Distribution, eSAFETYWORLD will distribute to its stockholders, as of the close of business on [______________], 2001, in a dividend, one share of Blue Marble World common stock for every six shares of eSAFETYWORLD common stock held on [______________], 2001.

Q2: What is Blue Marble World?

A: Blue Marble World is a direct sales company that sells high quality, unique personal care and nutritional products.

Q3: Why is eSAFETYWORLD effecting the Distribution?

A: eSAFETYWORLD is effecting the Distribution because it believes that the Distribution may result in an increase in the value of Blue Marble World common stock and provide potential value to eSAFETYWORLD's stockholders.

Q4: What is the tax effect of the Distribution?

A: Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of Blue Marble Worlds shares will be established by subsequent trading that develops with respect to such shares.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

Q5: What will eSAFETYWORLD stockholders receive in the Distribution?

A: In the Distribution, eSAFETYWORLD stockholders will receive two shares of Blue Marble World common stock for every share of eSAFETYWORLD common stock they own on [______________], 2001. Immediately after the Distribution, eSAFETYWORLD's stockholders will still own their shares of eSAFETYWORLD common stock. Shares of eSAFETYWORLD common stock will represent stockholders' interests in the business of eSAFETYWORLD, and shares of Blue Marble World common stock that stockholders receive in the Distribution will represent their interests in the Blue Marble World business.

Q6: What happens to eSAFETYWORLD shares after the Distribution?

A: After the Distribution, shares of eSAFETYWORLD common stock will continue to represent ownership of the businesses of eSAFETYWORLD and will continue to be traded on the Nasdaq SmallCap Market under the ticker symbol "SFTY."

Q7: What does an eSAFETYWORLD stockholder need to do now?

A: eSAFETYWORLD stockholders do not need to take any action. The approval of the eSAFETYWORLD stockholders is not required to effect the Distribution, and eSAFETYWORLD is not seeking a proxy from any stockholders. eSAFETYWORLD stockholders should not send in their eSAFETYWORLD share certificates to effect the Distribution. eSAFETYWORLD stockholders will automatically receive their shares of Blue Marble World common stock shortly following the Distribution.

Q8: Where can eSAFETYWORLD stockholders get more information?

A: eSAFETYWORLD stockholders with additional questions related to the Distribution should contact R. Bret Jenkins, the Chief Financial Officer of eSAFETYWORLD, at eSAFETYWORLD, Inc., 80 Orville Drive, Bohemia, New York 11716. eSAFETYWORLD's telephone number is 631-254-1454.

Summary

The following is a summary of certain information contained in this document. While this summary provides an accurate description of all material information included in this document, it is qualified in its entirety by the more detailed information and financial statements contained elsewhere in this document. Certain capitalized terms used in this summary are defined elsewhere in this document.

Why You Were Sent This Document

eSAFETYWORLD sent you this document because you were an owner of eSAFETYWORLD common stock on [______________], 2001. Holders of record of eSAFETYWORLD common stock, as of the close of business on [______________], 2001, will be entitled to receive a pro rata distribution of two shares of Blue Marble World for every share of eSAFETYWORLD common stock held. No action is required on your part to participate in the Distribution, and you are not required to pay cash or other consideration to receive your Blue Marble World shares. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy, and you are requested NOT to send us a proxy.

This document describes Blue Marble World=s business, how this transaction benefits eSAFETYWORLD's stockholders and provides other information to assist you in evaluating the benefits and risks of holding or disposing of the Blue Marble World shares that you will receive in the Distribution. You should be aware of certain risks relating to the Distribution and Blue Marble World's business, which are described in this document beginning on page __.

Summary of Blue Marble World's Business

Blue Marble World is a Nevada corporation incorporated in February 2001 as a wholly-owned subsidiary of eSAFETYWORLD, Inc., a public company. It commenced start-up operations as a division of eSAFETYWORLD in October 2000. It is a direct sales company selling personal care and nutritional products through independent distributors.

Its corporate office is located at 80 Orville Drive, Bohemia, New York 11716, and its telephone number is 866-258-3625. Its website address is www.bluemarbleworld.com.

Summary financial information

The selected financial data set forth below at February 28, 2001and for the period then ended is derived from and should be read together with our financial statements footnotes appearing elsewhere in this prospectus. Results for interim periods are not necessarily indicative of results that can be expected for the entire year.

Current assets	$34,543
Total assets	71,838
Current liabilities	168,410
Total liabilities	168,410
Stockholders deficiency	(96,572)

5 months ended 2/28/01
Loss incurred during development stage	$103,972

Loss per share	$ .01

Risk factors

In addition to the information contained elsewhere in this document, you should carefully read the following risk factors related to Blue Marble World and the Distribution.

Some of the following risks relate principally to our business in general and the industry in which we operate. Other risks relate principally to the securities markets and ownership of our stock. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Recipients of the Distribution may be confronted by potential taxation matters

Dividends and distributions received are taxable as ordinary income for federal income tax purposes provided that eSAFETYWORLD has current or accumulated earnings and profits. The fair market value of Blue Marble Worlds shares will be established by subsequent trading that develops with respect to such shares.

The foreign, state and local tax consequences of receiving the distribution may differ materially from the federal income tax consequences described above. Shareholders should consult their tax advisor.

We are in an early stage of development, and we expect to encounter risks associated with early-stage companies.

We commenced our start-up operations in October 2000 and, therefore, do not have an operating history upon which an evaluation of our future performance and prospects can be made. Our prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new and business. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and rapidly evolving markets. These risks include:

 competition;

 ability to maintain and expand an independent dealer network;

 ability to manage working capital and product return risks;

 need to manage growth and changing operations;

 need to continue to develop and upgrade our transaction-processing systems and infrastructure;

 ability to scale our systems and fulfillment capabilities to accommodate the growth of our business;

 ability to access and obtain additional capital when required;

 ability to develop and maintain strategic relationships;

 dependence upon key personnel; and

 ability to deal with the changing economic and regulatory environment of international markets.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

Blue Marble World will depend on eSAFETYWORLD to supply a substantial portion of our day-to-day administrative activities. We would be unable to function during the next year without the services provided by eSAFETYWORLD.

Blue Marble World=s limited resources do not permit us to hire software specialists. We are developing our software, including the software used to calculate downline commissions, and website by using independent contractors, most of whom were and are engaged and supervised by eSAFETYWORLD. Blue Marble World will also use eSAFETYWORLD for its servers, web hosting, administrative, technical and customer service functions as well as to provide for office space and other infrastructure needs.

Our agreement with eSAFETYWORLD has a one-year term commencing on June 1, 2001. It is noncancelable except in the case of contract breach including failure to make scheduled payments. The contract is renewable with the consent of both parties. The likelihood of us being able to implement our business strategy would be materially reduced or eliminated if we have a disagreement with eSAFETYWORLD or if eSAFETYWORLD were to encounter financial difficulties that would prevent it from providing the agreed-upon services.

Blue Marble World will need financing which may not be available.

Blue Marble World will use independent contractors to implement its business strategy. Blue Marble World will endeavor to use noncash compensation wherever possible. However, some cash will be required to fund marketing programs and purchase inventory.

Blue Marble World has not established a source of equity or debt financing sufficient to permit it to implement our business plan. Blue Marble World will require financing. There can be no assurance that additional financing will be available. If Blue Marble World is unable to obtain financing, its ability to meet obligations and plans for expansion will be materially adversely affected or may not be possible at all.

We will rely upon independent distributors whose interests sometimes will differ from ours.

We will distribute our products exclusively through independent distributors who enter into agreements with us. We will depend exclusively on the efforts and success of our distributors to generate revenue and growth for us. Our agreement with the distributors allows a distributor to terminate the relationship with us at any time. Like all direct marketing companies, we will experience turnover in our distributors. The dependence on independent representatives will require us to continually sponsor and train new distributors to maintain or increase the total number of our distributors. We also expect to experience seasonal decreases in distributor sponsoring and product sales in countries where we operate or may operate because of holidays and vacations recognized in those countries as well as other factors.

Additionally, we will experience fluctuations in the level of distributor sponsorship. We, like other direct marketing companies, have little or no control over the level of sponsorship of new distributors. We cannot predict the timing of these fluctuations or the degree of the fluctuations. There can be no assurance that we will attract and retain a sufficient number of distributors to permit profitable operations because of the number of direct sales opportunities that exist for potential distributors.

Our Compensation Plan allows distributors to sponsor new distributors. The sponsoring of new distributors creates multiple distributor levels in the network marketing structure. Sponsored distributors are referred to as Adown line distributors within the sponsoring distributor=s Adown line network. If down line distributors also sponsor new distributors, additional levels of down line distributors are created, with the new down line distributors also becoming part of the original sponsor=s Adown line network. This structure may result in certain distributors developing large down line organizations. The loss of such distributors and their down lines could adversely affect sales and impair its ability to attract new distributors.

We could be impacted negatively by distributor actions.

We can be negatively impacted by actions of distributors. The publicity resulting from distributor activities such as inappropriate earnings claims and product representations by distributors can make the sponsoring and retaining of distributors more difficult, thereby negatively impacting sales. There can be no assurance that distributor actions will not have a material adverse effect on our business or results or operations.

Blue Marble World will need to build brand or name recognition.

To be successful, we will have to build brand or name recognition. Doing so will require implementing an effective marketing or advertising campaign. There can be no assurances that we will be successful in obtaining the funds necessary to finance an effective marketing campaign. Furthermore, even if a marketing campaign were undertaken, there can be no assurances that it would result in appreciable increases in revenue.

We will face currency and political risks outside the United States.

A substantial portion of our revenue may ultimately be derived outside the United States. Our operations may be materially and adversely affected by economic, political and social conditions in the countries in which we operate or will operate. A change in policies by any government in our current or future markets could adversely affect our operations through, among other things, changes in laws, rules or regulations,

 changes in the interpretation existing laws and regulations,

 confiscatory taxation, restrictions on currency conversion, currency repatriation or imports, or the expropriation of private enterprises.

Although the general trend in these countries has been toward more open markets and trade policies and the fostering of private business and economic activity, no assurance can be given that the governments in these countries will continue to pursue such policies or that such policies will not be significantly altered in future periods. This could be especially true in the event of a change of leadership, social or political disruption or upheaval, or unforeseen circumstances affecting economic political or social conditions or policies.

We will be impacted by import and similar restrictions.

A substantial portion of our products may be imported into the countries in which they will ultimately be sold. The countries in which we may conduct business impose various legal restrictions on imports. In most cases, permits or licenses are required to import particular types of goods, including nutritional supplements and personal care products. Duties of varying amounts are imposed based on the values or quantities of the goods imported. In certain countries and jurisdictions, cosmetic and nutritional are subject to significant import duties. Other products that we sell or will sell, notably products in the personal care line, may be subject to health and safety regulations. Certain products in the nutritional line may also be subject to governmental regulation regarding food and drugs, which may have the effect of limiting our ability to sell some of our products in some of the countries and jurisdictions in which we operate or may operate. Certain of our products may be deemed in certain countries to be "pharmaceutical" in nature which would preclude them from being sold through network marketing channels in those countries. Currently, we have not experienced difficulties with respect to import and licensing restrictions, in large part because our current volume of shipments permits us to be exempt from many such regulations. In the future, we may experience difficulty obtaining and maintaining import licenses, as well as experience complications regarding health and safety, and food and drug regulations for nutritional products. Some products may require reformulation to comply with local requirements. In addition, new regulations could be adopted or any of the existing regulations could be changed at any time in a manner that could have a material adverse effect on our business and results of operations.

Duties on imports are a component of national trade and economic policy and could be changed in a manner that could be materially adverse to our sales and competitive position compared to locally-produced goods.

We will face foreign taxation and transfer pricing risks.

We are subject to taxation in the United States, where we are incorporated, at a statutory corporate federal tax rate of 35.0% plus any applicable state income taxes. Our current plans may result in us establishing subsidiaries in some or all of the countries in which we will eventually operate. Each foreign subsidiary will be subject to taxation in the country in which it will operate. The statutory corporate tax rates in Asian countries vary widely currently ranging from a statutory tax rate of 57.9% in Japan to 16.5% in Hong Kong. We will be eligible for foreign tax credits in the U.S. for the amount of foreign taxes actually paid in a given period. In the event that our operations in high tax jurisdictions such as Japan grow di sproportionately to the rest of our operations, we may be unable to fully utilize its foreign tax credits in the U.S., which could, accordingly, result in us paying a higher overall effective tax rate on our worldwide operations.

If subsidiaries are established outside of the United States, we will be subject to the jurisdiction of numerous foreign tax authorities. In addition to closely monitoring the subsidiaries= locally-based income, these tax authorities will regulate and restrict various corporate transactions, including intercompany transfers. We believe that the tax authorities in Japan and South Korea are particularly active in challenging the tax structures of foreign corporations and their intercompany transfers. Although we believe that our tax and transfer pricing structures will be drafted to comply in all material respects with the laws of every jurisdiction in which we will operate, no assurance can be given that these structures will not be challenged by foreign tax authorities or that such challenges will not have a material adverse effect on our future business or results of operations.

The Distribution

Introduction

On May 3, 2001, the board of directors of eSAFETYWORLD approved a plan to distribute 6,000,000 shares of common stock of Blue Marble World common stock held by eSAFETYWORLD to all holders of outstanding eSAFETYWORLD common stock. The eSAFETYWORLD board of directors formally declared a dividend payable to each holder of record of eSAFETYWORLD common stock at the close of business on the record date of two shares of Blue Marble World common stock for every one share of eSAFETYWORLD common stock held as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Blue Marble World common stock in connection with the Distribution.

On or before the Distribution date, eSAFETYWORLD will deliver the shares of Blue Marble World common stock to be distributed to the Distribution agent for transfer and distribution to the holders of record of eSAFETYWORLD common stock as of the close of business on the record date. The Distribution is expected to be made on or about [______], 2001.

eSAFETYWORLD will account for the distribution of Blue Marble World=s shares as follows. The basis of all assets, liabilities and stockholder's equity will carry over to Blue Marble World. For tax and legal purposes, eSAFETYWORLD will record the distribution of Blue Marble World stock as a taxable distribution. At the time that eSAFETYWORLD transfers the common stock of Blue Marble World to the Distribution agent, eSAFETYWORLD will account for the fair market value of the shares distributed as a distribution and will record as a taxable gain, the difference, if any, between the tax basis of the shares distributed and the fair market value of such shares. The fair market value of the shares of Blue Marble World common stock will be based on the trading price at the date of and immediately following distribution.

Reasons for the Distribution

After thorough consideration, the board of directors of eSAFETYWORLD determined that a distribution of Blue Marble World shares is in the stockholders= best interest. eSAFETYWORLD believes that the Distribution of Blue Marble World shares and the resulting creation of a publicly-held corporation may increase the value of the Blue Marble World shares and may offer the stockholders of eSAFETYWORLD greater liquidity than if all Blue Marble World shares were retained by eSAFETYWORLD. In addition, the Distribution will result in Blue Marble World becoming a publicly-traded company with equity securities that could be used in its compensation programs and other business relationships.

The discussion of the reasons for the Distribution set forth herein includes forward-looking statements that are based on numerous assumptions with respect to the trading characteristics of the Blue Marble World common stock and the ability of Blue Marble World management to successfully take advantage of growth opportunities. Many of those factors are discussed above under the captions "Forward-Looking Statements" and "Risk Factors."

Form of transaction

The Distribution is the method by which eSAFETYWORLD will distribute shares of Blue Marble World to eSAFETYWORLD shareholders resulting in Blue Marble World becoming a publicly-traded company. In the Distribution, eSAFETYWORLD will distribute to its stockholders 6,000,000 shares of common stock of Blue Marble World held by eSAFETYWORLD. After the Distribution, stockholders of eSAFETYWORLD will continue to own their shares in eSAFETYWORLD and the shares distributed to them in Blue Marble World.

eSAFETYWORLD currently holds all 7,400,000 shares of Blue Marble World's common stock. Following the Distribution, eSAFETYWORLD will continue to hold 1,400,000 shares of Blue Marble World's common stock, which will represent an 18.9% interest.

eSAFETYWORLD and Blue Marble World have entered into a master distribution agreement contains the following key provisions relating to the distribution.

On or prior to the date that the distribution is effective, eSAFETYWORLD intends to distribute the shares of common stock of Blue Marble World that eSAFETYWORLD holds to eSAFETYWORLD stockholders on a pro rata basis. eSAFETYWORLD may, in its sole discretion, change the Distribution date. eSAFETYWORLD intends to consummate the Distribution only if no legal restraints exist preventing the Distribution and a registration statement relating to the shares to be distributed has been declared effective by the Securities and Exchange Commission..

Both eSAFETYWORLD and Blue Marble World have agreed to share information with each other, at no cost to the requesting party, for the following purposes, unless the sharing would be commercially detrimental:

 Each party has agreed to maintain adequate internal accounting to allow the other party to satisfy its own reporting obligations and prepare its own financial statements.

 Each party will retain records that may be beneficial to the other party for a specified period of time. If the records are going to be destroyed, the destroying party will give the other party an opportunity to retrieve all relevant information from the records.

Each party will do its best to provide the other party with personnel, directors, officers or agents who may be used as witnesses in legal proceedings.

If problems arise between Blue Marble World and eSAFETYWORLD, we have agreed to an arbitration procedure.

Effective as of the Distribution date, Blue Marble World will release eSAFETYWORLD and its affiliates, agents, successors and assigns, and eSAFETYWORLD will release Blue Marble World, and its affiliates, agents, successors and assigns among other things, from any liabilities arising from events occurring on or before the Distribution date. This provision will not impair a party from enforcing the master distribution agreement, any ancillary agreement or any arrangement specified in any of these agreements.

eSAFETYWORLD may be deemed to be an "underwriter" within the meaning of section 2(11) of the Securities Act of 1933. Any compensation received and any profits realized by eSAFETYWORLD may be considered underwriting discounts and commissions under the Securities Act.

Manner of effecting the Distribution

The Distribution will be made on the Distribution date to holders of record of eSAFETYWORLD common stock at the close of business on the record date. Based on the 3,000,000 shares of eSAFETYWORLD common stock outstanding as of [______________], 2001, the Distribution would consist of two shares of Blue Marble World common stock for each one share of eSAFETYWORLD held.

eSAFETYWORLD will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share. Instead, the number of shares of Blue Marble World stock to which each eSAFETYWORLD stockholder of record is entitled will be rounded to the nearest whole share. If, as a result of rounding, more than 6,000,000 shares are required to complete the Distribution, the required additional shares will be provided from the number to be retained by eSAFETYWORLD. Conversely, if less than 6,000,000 shares are required to complete the Distribution, the remainder will be added to the number retained by eSAFETYWORLD.

Prior to the Distribution date, eSAFETYWORLD will deliver the shares of Blue Marble World common stock to be distributed to the Distribution agent for distribution. The Distribution agent will mail, on or about the Distribution date, certificates representing the shares of Blue Marble World common stock to eSAFETYWORLD stockholders of record as of the close of business on the record date. Holders of eSAFETYWORLD common stock will not receive any fractional shares of Blue Marble World common stock in connection with the Distribution.

Holders of eSAFETYWORLD common stock will not be required to pay for shares of Blue Marble World common stock received in the Distribution, or to surrender or exchange certificates representing shares of eSAFETYWORLD common stock in order to receive shares of Blue Marble World common stock. No stockholder approval of the Distribution is required or sought. We are not asking you for a proxy and you are requested NOT to send us a proxy.

In order to be entitled to receive shares of Blue Marble World common stock in the Distribution, eSAFETYWORLD stockholders must be stockholders at the close of business on the record date.

Federal income tax consequences of the Distribution

The following is a summary of certain material United States federal income tax consequences resulting from the distribution, acquisition, ownership and disposition of Blue Marble's common stock. The summary is based upon provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the common stock. No rulings have been requested, or will be requested, by eSAFETYWORLD from the Internal Revenue Service as to any of the matters discussed below, and it is possible that the IRS will take positions that differ from those stated herein.

The discussion below does not address all aspects of United States federal income taxation that may be relevant to particular holders of eSAFETYWORLD or Blue Marble World's common stock in the context of their specific investment circumstances or to certain types of holders subject to special treatment under United States federal income tax laws, including:

dealers in securities,

 insurance companies,

 financial institutions,

tax-exempt organizations,

 foreign corporations,

 foreign partnerships,

 individuals who are not citizens or residents of the United States,

 estates and trusts, the income of which is not subject to United States federal income taxation without regard to source, and persons in special situations such as those who hold the Blue Marble World's common stock as part of a hedging or conversion transaction or straddle.

The discussion does not address any aspect of state, local or foreign taxation. In addition, the discussion assumes that eSAFETYWORLD shareholders will hold the Blue Marble World common stock as a "capital asset" meaning, generally, property held for investment within the meaning of Section 1221 of the Code.

eSAFETYWORLD SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNINGTHE U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF BLUE MARBLE WORLDS COMMON STOCK AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Consequences to Blue Marble World

The distribution of Blue Marble World's common stock will not be a taxable event to Blue Marble World. However, the distribution will be a taxable event to eSAFETYWORLD, which will incur taxable gain as a result of the distribution measured by the difference between the fair market value of the distributed Blue Marble World common stock and eSAFETYWORLD's adjusted federal income tax basis in the distributed shares of common stock. If corporate tax is imposed upon the gain, Blue Marble World would be jointly and severally liable with eSAFETYWORLD and with each other member of the consolidated group of which eSAFETYWORLD is the common parent. If the IRS were to attempt to collect from Blue Marble World any tax due with respect to the gain arising from the distribution of its stock by eSAFETYWORLD, Blue Marble World may be forced to increase its debt or issue equity to pay the tax, and there can be no assurance that these sources of funding will be available. An increase in debt could negatively impact Blue Marble World's financial position and future results of operations, while an issuance of equity could dilute a shareholders interest in Blue Marble World.

Consequences to eSAFETYWORLD shareholders

Taxation of Distribution - An eSAFETYWORLD shareholder who receives shares of Blue Marble World in the contemplated distribution will recognize ordinary dividend income for federal income tax purposes to the extent of the lesser of the fair market value of the shares of Blue Marble World common stock received and such shareholder's ratable share of eSAFETYWORLD's current and accumulated earnings and profits for the year of the distribution. The fair market value of Blue Marble World=s shares will be established by subsequent trading that develops with respect to such shares.

eSAFETYWORLD expects that each shareholder's ratable share of eSAFETYWORLD's current and accumulated earnings and profits for the year in which Blue Marble Worlds shares will be distributed will be $____ per share of eSAFETYWORLD common stock owned. Any excess of the fair market value of the Blue Marble World common stock over the shareholder's ratable share of eSAFETYWORLD's current and accumulated earnings and profits first will reduce the shareholder's aggregate adjusted federal income tax basis in the shares of eSAFETYWORLD owned by such shareholder, and any remaining excess will generally be treated as capital gain or loss from the sale or exchange of such shareholder's eSAFETYWORLD common stock. In the case of non-corporate persons, the maximum federal income tax rate that would apply to such capital gain is

 20% if such shareholder had held the eSAFETYWORLD shares deemed exchanged for more than one year and the rate that applies to ordinary income (i.e., a graduated rate up to a maximum of 39.6%) if the shareholder's holding period for the eSAFETYWORLD shares deem exchanged was up to twelve months. The deductibility of capital losses is subject to certain limitations as described in the Code.

If an eSAFETYWORLD corporate shareholder's receipt of Blue Marble World stock is characterized as a dividend in accordance with the above rules, that shareholder generally will be eligible to claim the 70% dividends received deduction in accordance with Section 243 of the Code. There are, however, many exceptions and restrictions relating to the availability of the dividends received deduction, including restrictions relating to the holding period of the stock under Section 246(c) of the Code and debt-financed portfolio stock pursuant to Section 246A of the Code.

Section 1059 of the Code requires that the tax basis of any eSAFETYWORLD shares held by a corporate shareholder for two years or less ending on the earliest of the date on which eSAFETYWORLD declares, announces, or agrees to payment of the Blue Marble World shares will be reduced (but not below zero) by the non-taxed portion of an "extraordinary dividend" for which a dividends-received deduction is allowed. To the extent a corporate shareholder's tax basis in its eSAFETYWORLD common stock would have been reduced below zero but for the foregoing limitation, such shareholder will recognize the amount as capital gain from the exchange of such shareholder's eSAFETYWORLD common stock. Generally, an "extraordinary dividend" is a dividend that:

 when aggregated with all dividends having ex-dividend dates with an 85-day period equals or exceeds 5% of the corporate shareholder's adjusted federal income tax basis in its shares of eSAFETYWORLD common stock or when aggregated with all dividends having an ex-dividend date within a 365-day period exceeds 20% of such corporate shareholder's adjusted federal income tax basis in its eSAFETYWORLD common stock.

If an election is made by the corporate shareholder, in certain circumstances the fair market value of the eSAFETYWORLD common stock as of the day before the ex-dividend date may be substituted for such shareholder's aggregate adjusted basis in applying these tests. Corporate shareholders of eSAFETYWORLD are urged to consult their tax advisors regarding the extent, if any, to which the exceptions and restrictions and rules under Section 1059 apply to the receipt of Blue Marble World's common stock.

eSAFETYWORLD anticipates that, due to its limited accumulated earnings and profits, only a portion of the distribution of the Blue Marble World common stock will be treated as a dividend.

Ownership of Blue Marble World=s common stock - eSAFETYWORLD shareholders receiving shares of Blue Marble World common stock will take an initial federal income tax basis in the Blue Marble World stock in an amount equal to the fair market value of the stock, and their holding period in the Blue Market World common stock for federal income tax purposes will begin on the date of the distribution. The fair market value of the Blue Marble World common stock will be determined once trading begins. Distributions on the Blue Marble World common stock that are paid out of Blue Marble World=s current and accumulated earnings and profits, as determined for federal income tax purposes, will be taxable to a Blue Marble World shareholder as ordinary dividend income in an amount equal to the amount of cash, or the fair market value of any property, distributed. To the extent, if any, that the amount of the distribution exceeds the amount of Blue Marble World=s current and accumulated earnings and profits, such distribution first will reduce the shareholder's adjusted federal income tax basis in the Blue Marble World common stock and, to the extent such distribution exceeds such adjusted tax basis, will be treated as a capital gain. Such capital gain will be long-term capital gain if the shares of Blue Marble World have been held for more than twelve months.

Disposition of Blue Marble World common stock - Gain or loss realized by a Blue Marble World shareholder upon the sale of all or a portion of such shareholder's Blue Marble World common stock will be subject to United States federal income tax as capital gain in an amount equal to the difference between the sum of the amount of cash and fair market value of other property received and such shareholder's adjusted basis in the Blue Marble World common stock surrendered. Such gain will be long-term capital gain if the shares of Blue Marble World common stock sold had been held for more than ,one year.

Listing and trading of Blue Marble World common stock

Prior to the date of this document, there has not been any established trading market for Blue Marble World common stock. Application will be made to list the shares of Blue Marble World common stock on the OTCBB under the proposed symbol "BMWC." There can be no assurance as to the prices at which the Blue Marble World common stock will trade on or after the Distribution date. Until the Blue Marble World common stock is fully distributed and an orderly market develops, if ever, in the Blue Marble World common stock, the price at which it trades may fluctuate significantly. Prices for the Blue Marble World common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of Blue Marble World common stock, developments affecting the businesses of Blue Marble World generally, including the impact of the factors referred to in "Risk Factors," investor perception of Blue Marble World and general economic and market conditions.

Shares of Blue Marble World common stock distributed to eSAFETYWORLD stockholders will be freely transferable, except for shares of Blue Marble World common stock received by persons who may be deemed to be "affiliates" of Blue Marble World under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of Blue Marble World after the Distribution generally include individuals or entities that control, are controlled by or are under common control with Blue Marble World, and may include senior officers and directors of Blue Marble World, as well as principal stockholders of Blue Marble World. Persons who are affiliates of Blue Marble World following the Distribution will be permitted to sell their shares of Blue Marble World common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Section 4(1) of the Securities Act or Rule 144 issued under the Securities Act.

Blue Marble World will apply to have its shares of common stock listed and traded on the OTCBB. At the time of the Distribution of the stock to the eSAFETYWORLD stockholders, it cannot give any assurances as to whether it will be successful in having its shares listed on the OTCBB.

Penny stock restrictions

Until Blue Marble World's shares of common stock qualify for inclusion in the Nasdaq system, if ever, the trading of its securities, if any, will be in the over-the-counter markets which are commonly referred to as the "pink sheets" or on the OTCBB. As a result, a shareholder may find it difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to Blue Marble World, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be a penny stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.

Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In order to be included and maintain a listing on the Nasdaq SmallCap Market, a company must meet the following requirements:

Requirements	Initial Listing	Continued Listing
Net Tangible Assets(1)	$4 million	$2 million
	Or	Or
Market Capitalization	$50 million	$35 million
	Or	Net Income (in latest fiscal year or 2 of last 3 fiscal years) Or $750,000$500,000
Public Float (shares)(2)	1 million	Market Value of Public Float Minimum Bid Price Market Makers 500,000$5 million$1 million$4$132
Shareholders (round lot holders)(3)	300	300
Operating History(4)	1 year	N/A
	Or	Market Capitalization Or$50 million
Corporate Governance	Yes	Yes

(1) For initial or continued listing, a company must satisfy one of the following to be in compliance: the net tangible assets requirement (net tangible assets means total assets, excluding goodwill, minus total liabilities), the market capitalization requirement or the net income requirement.

(2) Public float is defined as shares that are not held directly or indirectly by any officer or director of the issuer and by any other person who is the beneficial owner of more than 10% of the total shares outstanding.

(3) Round lot holders are considered holders of 100 shares or more.

(4) If operating history is less than one year, initial listing requires market capitalization of at least $50 million.

There are no assurances that Blue Marble World will ever meet the minimum listing requirements of Nasdaq, or that its common stock will be accepted for quotation on Nasdaq even if it does meet the minimum requirements.

General market risks

There is no public market for Blue Marble World's common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of Blue Marble World's common stock may also be restricted under the securities or blue sky laws of various states and foreign jurisdictions. Consequently, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time. Blue Marble World's proposed trading symbol does not imply that a liquid and active market will be developed or sustained for its common stock.

The market price for Blue Marble World's common stock, if publicly traded, is likely to be highly volatile and subject to wide fluctuations in response to factors, many of which are beyond its control, including the following:

actual or anticipated variations in quarterly operating results;

 announcements by Blue Marble World or its competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

additions or departures of key personnel;

 sales or issuances of additional shares of common stock; and

 potential litigation or regulatory matters.

The market prices of the securities of microcap companies have been especially volatile. Broad market and industry factors may adversely affect the market price of Blue Marble World=s common stock, regardless of Blue Marble World=s actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. A stockholder lawsuit could result in substantial costs and a diversion of management's attention and resources and would adversely affect Blue Marble Worlds stock price.

The sale or availability for sale of a substantial number of shares of Blue Marble World's common stock in the public market subsequent to the Distribution, pursuant to Rule 144 under the Securities Act of 1933 or otherwise, could materially adversely affect the market price of the common stock and could impair the company's ability to raise additional capital through the public or private sale of its securities. All of the 4,000,000 shares of common stock currently held by eSAFETYWORLD are "restricted securities," as that term is defined in Rule 144 and may, under certain circumstances, be sold without registration under the Securities Act of 1933. The availability of Rule 144 to the holders of Blue Marble World's restricted securities would be conditioned on, among other factors, the availability of certain public information concerning Blue Marble World.

Blue Marble World has 24,000,000 authorized shares of common stock. The board of directors, without stockholder approval, could issue up to 15,600,000 shares of common stock upon whatever terms it determines to whomever it determines, including persons or entities that would help its present management.

Relationship of eSAFETYWORLD and Blue Marble World after the Distribution

eSAFETYWORLD owns all of the issued and outstanding common stock of Blue Marble World. After the Distribution, eSAFETYWORLD will own approximately 1,400,000 shares representing 18.9% of the outstanding shares of Blue Marble World, and Blue Marble World will be a publicly-traded company. After the Distribution, eSAFETYWORLD will be actively involved in Blue Marble World=s operations through a consulting contract and because five board members will also be board members of Blue Marble World.

Blue Marble World has agreed to pay a management fee to eSAFETYWORLD under which it is obligated to pay $20,000 per month commencing June 1, 2001 plus 15% of revenues. eSAFETYWORLD will provide general management, accounting, computer and web development and hosting services, logistical and customer service functions on behalf of Blue Marble World. No other salary expenses will be paid to Blue Marble World=s officers who are also officers of eSAFETYWORLD. The agreement covers ten years and automatically rolls over for an additional year at the end of each contract year. Rates to be paid are to be renegotiated on each contract anniversary date.

Dividend Policy

he payment and level of cash dividends by Blue Marble World after the Distribution will be subject to the discretion of the board of directors of Blue Marble World. Blue Marble World currently intends to retain all future earnings, if any, for the development of its business and does not anticipate paying cash dividends in the near future. Future dividend decisions will be based on, and affected by, a number of factors, including the operating results and financial requirements of Blue Marble World.

Our Business

Blue Marble World is a Nevada corporation incorporated in February 2001 as a wholly-owned subsidiary of eSAFETYWORLD, Inc., a public company. It commenced start-up operations as a division of eSAFETYWORLD in October 2000. It is a direct sales company selling personal care and nutritional products through independent distributors.

Members of Blue Marble World=s founding management have experience in the direct marketing industry, and especially the international aspects thereof, having developed and expanded similar businesses in Japan, the United States, Russia and other Republics of the former Soviet Union.

Blue Marble World=s product philosophy is to introduce its own branded products, using contract manufacturers, innovative products that are specifically designed for a network marketing distribution channel.

Nature of direct marketing

We will distribute our products through a system of direct or network marketing. Under most network marketing systems, independent distributors purchase products for retail sale or personal consumption. Direct marketing involves the sale of products through a network of independent distributors who enter into contract agreements or licenses with the direct marketer. Pursuant to Blue Marble World Compensation Plan, products are sold exclusively to or through independent distributors who are not our employees.

Direct marketing sales have increased rapidly in recent years. Many products sold by direct marketers are characterized as having high margins. Typically, distributor incentives and commissions represent the highest cost for a direct marketer.

Network marketing is an effective vehicle to distribute Blue Marble Worlds products because:

 a consumer can be educated about a product in person by a distributor, which is more direct than the use of television and print advertisements;

 direct sales allow for actual product testing by a potential consumer;

 the impact of distributor and consumer testimonials is enhanced;

consumers can easily place orders and review their commissions on our website; and

distributors can give customers higher levels of service and attention as compared to other distribution methods by, among other things, delivering products to a consumer=s home and following up on sales to ensure proper product usage, customer satisfaction, and to encourage repeat purchases.

Under most network marketing systems, independent distributors purchase products either for resale or for personal consumption.

International direct selling as a distribution channel has been enhanced in the past decade because of advances in communications, including telecommunications, and the proliferation of the use of videos, email and fax machines. Direct selling companies can now produce or purchase high quality videos for use in product education, demonstrations, and sponsoring sessions that project a desired image for the company and product line. Blue Marble World is committed to fully utilizing current and future technological advances to enhance the effectiveness of our direct selling program.

We believe that extended family relationships, the family culture and the extended social networks common in Asian countries are particularly well suited to our network marketing methods. We also believe that a variety of recent social and economic changes that have occurred throughout Asia will have a positive impact on our revenues and operating results. Trends that may benefit us include:

 the emergence of a greater interest on the part of some Asians in pursuing more independent entrepreneurial activities outside traditional business settings,

 an increase in the number of Asian women joining the work force, and an increase in the number of Asians seeking supplemental income from alternative sources.

The Asian retail market is generally characterized by fragmented distribution and numerous small retailers who may have only limited knowledge of the products they sell and may not be able to effectively demonstrate their products to customers. In Japan, these problems are further exacerbated by the multi-tiered, traditional Japanese distribution system that has been difficult for many foreign manufacturers to penetrate. Outside of Japan, the general lack of a developed distribution infrastructure throughout Asia has fostered and encouraged the growth of direct selling as a significant distribution channel. Given this environment, we believe that the high level of personal service provided by direct selling companies, including convenient in-home demonstrations, easy-access product ordering, timely delivery and product return policies, provides additional value to consumers. In addition, rapidly growing Asian economies and a growing demand in Asia for Western brand name products has fueled the growth and demand for high quality consumer products.

To succeed in this environment a company, among other things, must

Establish an effective relationship with reliable and influential local business people;

 Have a methodology for being paid in United States dollars on a timely basis;

 Establish a system for warehousing, shipping and clearing customs in a manner that minimizes delay and risk of loss through damage or theft;

 Understand the needs of prospective dealers and customers; and

 Have a system in place to manage a business that is growing rapidly.

In addition, a direct marketing company, among other things, must:

 Have an effective system of accumulating information that gives rise to distributor incentives;

 Have an effective program of distributor incentives tailored for particular markets;

 Have key employees with knowledge of the language and culture of the countries in which distributors operate;

 An efficient and fair means of resolving disputes and misunderstandings on a timely basis; and

An effective inventory control and distribution system.

We believe that we have systems in place that accomplish each of the foregoing requirements.

Our management believes that a distributor incentive program is the most integral factor in developing a strong distributor network. Our network marketing program is specifically designed for the needs of international distributors and differs from the compensation plans of many other network marketing programs in several respects, including:

 Blue Marble Worlds Compensation Plan allows distributors to develop a seamless global network of down line distributors.

 The Compensation Plan is among the most financially rewarding plans offered to distributors by network marketing companies, and can result in commissions to distributors aggregating up to a maximum of 50% of a product's personal volume.

Compensation Plan - We believe that the two principal strengths of our Compensation Plan are the:

 potential level of commissions and bonuses available to distributors who develop large downlines, and its seamless integration across all markets in which our products are sold.

We believe that the Compensation Plan is among the most financially rewarding plans offered to distributors by network marketing companies. There are two fundamental ways in which distributors can earn money:

 retail markups, for which Blue Marble World recommends a range of approximately 30%; and

 a series of commissions, bonuses and matching commissions on each product sale which can result in commissions to distributors aggregating up to a maximum of 50% of such product's wholesale price. Commissions are expected to range from 45% to 50% of revenue.

By entering into distributor agreements with us, distributors are authorized to sponsor new distributors in each country where we have or will have operations. This policy allows distributors to receive commissions for sales at the same rate for sales in foreign countries as for sales in their home country. This is a significant benefit to distributors because they are not required to establish new distributorships or requalify for higher levels of commissions within each new country in which they begin to operate. The seamless integration of the Compensation Plan means that distributor knowledge and experience can be used to rapidly build distributor leadership in new markets.

Our compensation plans for distributors also include:

Permitting past ordering performance (during the period when Blue Marble World represented other direct marketers) to count in the new incentive program;

 Establishing an investment program at a broker/dealer in which a portion of bonuses may be retained and invested for the benefit of distributors;

 Permitting distributors to represent more than one direct marketing company;

 Providing products that management believes are needed in the marketplace at price points that are believed to be realistic and attractive; and

 Establishing an Internet-based administrative program that includes timely reporting supplemented by people who speak the local language fluently.

These programs, taken as a whole, are believed to be unique in the direct marketing industry.

Sponsoring

We rely and will continue to rely heavily on our distributor force to sponsor new distributors. While we provide product samples, brochures, and other sales materials, distributors are primarily responsible for educating new distributors with respect to products, the Compensation Plan, and how to build a successful distributorship.

The sponsoring of new distributors creates multiple levels in the network marketing structure. Persons sponsored by a distributor are referred to as the sponsoring distributor=s Adown line. If down line distributors also sponsor new distributors, they create additional levels in the structure, but their down line distributors remain part of the same down line network as their original sponsoring distributor.

Sponsoring activities are not required of distributors. However, because of the financial incentives provided to those who succeed in building a distributor network, we believe that most of its distributors attempt, with varying degrees of effort and success, to sponsor additional distributors. Generally, distributors invite friends, family members and acquaintances to sales meeting where our products are presented and where the Compensation Plan is explained. People are often attracted to become distributors after using Blue Marble World products. Once a person becomes a distributor, he or she is able to purchase products directly from us at wholesale prices for resale to consumers or for personal consumption. The distributor is also entitled to sponsor other distributors in order to build a network of distributors and product users. Major distributors earn incentives or bonuses based on the sales volume of their down lines.

A potential distributor must sign a distributor agreement with us that obligates a distributor to abide by our policies and procedures.

Operating strengths

We believe that our success will be linked to our commitment to provide a wide range of premium quality, innovative personal care and nutritional products and an appealing global business opportunity for persons interested in establishing a direct sales business. We believe that implementing the following operating strategies is important to our future growth:

Premium product offerings - We are committed to building brand name and distributor and customer loyalty by selling premium quality, innovative personal care and nutritional products that appeal to broad markets. We have developed a product line designed for the direct selling channel by focusing on innovative consumable products that build loyalty and lead to repeat purchases. Management believes that our focus on innovative products supports our distributors' demonstrative and educational sales techniques. Our product line will sell under the brand name of Fresh Connections to emphasize the human bodys connection to nature and the earth.

Compensation Plan - The strength of the Compensation Plan is its seamless integration across all markets in which our products are or will be sold. By entering into international sponsoring agreements, distributors are authorized to sponsor new distributors in each country where we have or will have operations. This approach allows distributors to receive commissions for sales at the same rate for sales in foreign countries as for sales in their home country. This is a significant benefit to distributors because they are not required to establish new distributorships or requalify for higher levels of commissions within each new country in which they begin to operate. The seamless integration of the Compensation Plan means that distributor knowledge and experience can be used to rapidly build distributor leadership in new markets. In addition, the Compensation Plan is designed to provide a high percentage of total commissions to distributors who build extensive downlines.

High level of distributor incentives - We believe that the Compensation Plan is among the most financially rewarding plans offered to distributors by network marketing companies. There are two fundamental ways in which distributors can earn money:

 through retail markups; and

through a series of commissions on each product sale which can result in commissions to distributors aggregating up to 50% of such product's wholesale price. On a global basis, however, commissions are expected to average from 45% to 50% of revenue.

New market development program - Our management team has developed a low cost, disciplined approach to opening new markets. Each market opening will be preceded by an analysis of economic and political conditions, regulatory standards and other business, tax and legal issues. Prior to a market opening, our management team, local legal and tax advisors, will work to obtain all necessary regulatory approvals and establish facilities capable of meeting distributor needs. This targeted development approach, combined with the Compensation Plan, which motivates distributors to train and sponsor other distributors to sell products in new markets, will enable us to open new markets quickly and successfully.

Payments B Payments will generally be made in advance of shipments, particularly with regard to foreign shipments. Most payments will be made by credit card.

Distributor support programs - We are committed to providing a high level of support services tailored to the needs of our distributors in each market. We will meet the needs and build the loyalty of our distributors with personalized distributor service, a multilingual support staff that assists distributors as they build networks of downline distributors, and a liberal product return policy. We provide product fulfillment and tracking services that result in user-friendly, timely product distribution. Finally, we will establish a meaningful Aperk program to recognize and reward significant distributors.

We have also developed software that will enable distributors to place orders and to track and review their commissions on our website. The website will be completed in June 2001 and will include a real time customer service component that permits distributors to ask questions and receive information and support online. Finally, we will provide material on our website in PDF format that can be downloaded and used immediately by distributors as well as include information on CD-ROMs for easy distribution by distributors to their customers and downlines.

Experienced management team - Our senior management team has been instrumental in successfully managing the growth in revenue and profits for other direct marketing companies.

Growth strategy

Our primary objective is to capitalize on our operating strengths and experience of our management team to become a leading distributor of consumer products in Japan and each market that we enter in the future. Specifically, our strategy is summarized as follows:

Introduce new products - Because new products tend to increase sales by existing distributors and attract new distributors, we intend to introduce new or repackage existing products on a systematic basis. We also intend to introduce products tailored to specific demographic and geographic market segments and will consider introducing entirely new product categories in the future.

Open new markets - We will pursue attractive new market opportunities and have conducted preliminary investigations on the feasibility of commencing operations in South Korea and Japan followed by India, Malaysia, the Philippines, Australia, Singapore, and New Zealand. We believe that these countries may represent significant markets for the future expansion of its operations.

Attract, retain and enhance distributor network - By leveraging our operating strengths, we believe that we will create and maintain a business climate to promote the growth in the number of active distributors and to increase distributor retention, motivation and productivity. In addition, we will pursue growth in the number of active distributors by continuing to enhance the Compensation Plan, selectively opening new distributor walk-in centers to provide a local presence in additional key cities, enhancing distributor recognition programs, and targeting inactive distributors who may still have an interest in our business opportunity or products.

Increase product consumption - We will attempt to increase sales to new and existing consumers through:

 increasing product promotions in marketing literature,

 increasing the availability of sample packages,

emphasizing product "systems," which leads to the purchase of multiple products rather than a single product, and implementing an automatic reordering system which is designed to result in convenient repeat purchases.

Products

All of our products are manufactured by contract manufacturers using readily available ingredients and materials. All products are purchased using standard purchase orders and are not subject to long-term contracts. We believe that we can find alternative sources of supply for these products if necessary. In the event that we are unable to find such alternate sources at competitive prices and on a timely basis for our principal products, our operations would be materially adversely affected.

We offer products in two distinct categories:

 personal care products,

 nutritional supplement products, and

In addition to products, we offer a variety of sales aids to distributors, including starter kits, introductory kits, brochures, and product catalogs. All sales aids are targeted for the local markets and are written in the local language.

Our products use all natural ingredients to assist the body maximize its capabilities. Antioxidants are intimately involved in the prevention of cellular damage -- the common pathway for cancer, aging, and a variety of diseases. Free radicals are atoms or groups of atoms with an odd (unpaired) number of electrons and can be formed when oxygen interacts with certain molecules. Once formed these highly reactive radicals can start a chain reaction, like dominoes. Their chief danger comes from the damage they can do when they react with important cellular components such as DNA, or the cell membrane. Cells may function poorly or die if this occurs. Oxidative damage causes a net stress on normal body functions and may result in many specific diseases. It also appears to contribute to the general decline in optimum body functions commonly known as aging. Among the many Oxidative Stress mediated diseases are: Alzheimer's Disease, Macular Degeneration, Autoimmune Disease, Multiple Sclerosis, Cancer, Muscular Dystrophy, Cardiovascular Disease, Pancreatitis, Cataractogenesis, Parkinson's Disease, Diabetes, and Rheumatoid Arthritis. In general, the lower an individual's oxidative stress, the less probable these diseases will develop.

To prevent free radical damage, the body has a defense system of antioxidants. Antioxidants are molecules which can safely interact with free radicals and terminate the chain reaction before vital molecules are damaged. Although there are several enzyme systems within the body that scavenge free radicals, the body cannot manufacture many of these micronutrients so they must be supplied in the diet.

Our Cold Process Aloe Technology extracts aloe without the use of heat. Heat is thought to damage some of the therapeutic qualities of the aloe. Our Herbal Extraction Process combines the herbs without the use of alcohol. Alcohol is widely thought to damage many of the herbs most beneficial properties. Our processes result in no damage being done to the herbs and adds to the perceived quality of our product.

Personal care

Fresh Connections Cleanser - consists of ingredients designed to remove surface impurities, excess oils and dead skin cells and is a detergent free gentle cleanser that can be used on all types of skin. After initial use, skin feels soft and smooth to the touch, free of the drying effects of pollution, sun, and other environmental factors. It contains no artificial fragrances but has a pleasant fragrance from the natural herbs and oils.

Fresh Connections Exfoliating Gel - deep cleans skin while removing dead dry skin cells, and prevents daily build up. This is accomplished through the use of Alpha-Hydroxy acids which are natural exfoliants that gently remove dead, dry cells from the skin=s surface. This action helps unplug pores allowing skin to breathe naturally and helps to reduce fine lines. We use all natural ingredients that contain high levels of Alpha Hydroxides, such as sugar cane, milk, apples, grapes and citrus fruits.

Fresh Connections Moisturizer - uses a combination of antioxidants and botanicals to offset the impact of external toxins, dirt, drying agents, fatigue, as well as the aging process.

Nutritional supplements products

The nutritional supplements product category consists of three products. Blue Marble Worlds nutritional supplements are designed and marketed to promote a healthy, active lifestyle and general well being through proper diet, exercise and nutrition.

Blue Marble World believes that the nutritional supplement market is expanding in Japan, the Pacific Rim and the United States because of changing dietary patterns, a health-conscious population and recent reports supporting the benefits of using nutritional supplements. This product line is particularly well suited to network marketing because the average consumer is often uneducated regarding nutritional products. Blue Marble World believes that network marketing is a more efficient method than traditional retailing channels for educating consumers regarding the benefits of nutritional products. Because of the numerous over-the-counter vitamin and mineral supplements available in Japan and the United States, we believe that individual attention and testimonials by distributors are effective methods of providing information to a potential consumer.

Health Body Liver Kidney Cleanser contains natural herbal remedies found in artichoke and milk thistle extract. These natural remedies are believed to enhance detoxification reactions in the liver and protect it from damage. Toxic substances are often converted, through metabolic processes, into more damaging toxins before they are neutralized and carried away by bile. Without proper protection, your liver can be damaged each time it performs its basic necessary operation. This damage can reduce the amount of bile produced and induce a condition commonly known as Choleretic. Artichoke and milk thistle extract have been shown to aid in the expedient removal of toxic substances by increasing the amount of bile produced by the liver. An increase in the production of bile protects the liver and reduces the effects of reduced bile flow.

Health Body Anti-oxidant is manufactured using the Cold Process Aloe Technology and Herbal Extraction Technology to maximize the benefits of herbal antioxidant which include grape seed extract, vitamins C, A, and E and CoQ10. Ultra Anti-Oxidant Formula will be prepared in caplet form to avoid the use of gelatins needed to make capsules. All caplets are fully standardized.

Health Body Nutritional Drink couples the nutritional benefits of aloe with the unique qualities of red raspberries and pomegranates. Red raspberries and pomegranates contain the highest levels of ellagic acid and fructo oligosaccharides (FOS) found in nature. Research conducted at the Hollings Cancer Institute at the Medical University of South Carolina indicates that ellagic acid slows the growth of abnormal colon cells in humans, prevents the development of cells infected with human papilloma virus which is linked to cervical cancer, and promotes apoptotic growth (natural death) of prostate cancer cells. Ellagic acid has its highest concentration in red raspberries and pomegranates. FOS assists and strengthens the immune system against the harmful effects of toxic compounds and the formation of free radicals, stimulates the lymphatic system, and promotes the body=s ability to produce and absorb vitamins. This combination of natural herbs provides 100% of a bodys daily requirement for vitamins and minerals in only one ounce in a beverage that tastes like a tropical fruit drink.

Sales aids

We will provide an assortment of sales aids to distributors. Sales aids will include brochures, CD-ROMs, promotional clothing, pens, and other miscellaneous items to help create consumer awareness of Blue Marble World and our products. Sales aids are priced at our approximate cost and are not commissionable items which means that distributors will not receive commissions on purchases of sales aids.

Product guarantees

We believe that we will be among the most consumer protective companies in the direct selling industry. Our product return policy allows a retail purchaser to return any product to the distributor from whom the product was purchased for a full refund for a period of 30 days from the date of purchase. After 30 days from the date of purchase, the return privilege is at the discretion of the distributor. Because distributors may return unused and resalable products to us for a refund of 90% of the purchase price for one year, they are encouraged to provide consumer refunds beyond 30 days. The product returns policy is a material aspect of the success of distributors in developing a retail customer base.

Competition

The markets for personal care and nutritional products are large and intensely competitive. We compete directly with companies that manufacture and market personal care and nutritional products in each of Blue Marble World=s product lines. We compete with other companies in the personal care and nutritional products industry by emphasizing the value and premium quality of our products and the convenience of our distribution system. Many of our competitors have much greater name recognition and financial resources than do. In addition, personal care and nutritional products can be purchased in a wide variety of channels of distribution. While we believe that consumers appreciate the convenience of ordering products from home through a sales person or through a catalog, the buying habits of many consumers accustomed to purchasing products through traditional retail channels are difficult to change. Our product offerings in each product category are and will be relatively small compared to the wide variety of products offered by many other personal care and nutritional product companies. There can be no assurance that our business and results of operations will not be affected materially by market conditions and competition in the future.

We also will compete with other direct selling organizations, many of which have longer operating histories and higher visibility name recognition and financial resources. We compete for new distributors on the basis of our Compensation Plan and our premium quality products. We envision the entry of many more direct selling organizations into the marketplace as this channel of distribution expands over the next several years. We also believes that other large, well-financed corporations may launch direct selling enterprises which will compete with us in certain of its product lines. There can be no assurance that we will be able to successfully meet the challenges posed by this increased competition.

We will compete for the time, attention and commitment of our independent distributor force. Given that the pool of individuals interested in the business opportunities presented by direct selling tends to be limited in each market, the potential pool of distributors for our products is reduced to the extent other network marketing companies successfully recruit these individuals into their businesses. Although we believe that we offer an attractive business opportunity, there can be no assurance that other network marketing companies will not be able to recruit our existing distributors or deplete the pool of potential distributors in a given market.

Manufacturing

Our branded products are and will be sourced through and produced by manufacturers unaffiliated with us. Our profit margins and ability to deliver our products on a timely basis are dependent upon the ability of outside manufacturers to continue to supply products in a timely and cost-efficient manner. Furthermore, our ability to enter new markets and sustain satisfactory levels of sales in each market is dependent in part upon the ability of suitable outside manufacturers to reformulate existing products, if necessary, to comply with local regulations or market environments, for introduction into such markets. Finally, the development of additional new products in the future will likewise be dependent in part on the services of suitable outside manufactures.

We believe that, in the event that we are unable to source any products or ingredients from our current suppliers, we could have these products produced by others or replace such products or substitute ingredients without a significant disruption to our operations or prohibitive increases in the cost of goods sold. However, there can be no assurance that the loss of a supplier would not have a material adverse effect on our business and results of operations.

Our products will be shipped from an independent distribution center located in Holbrook, New York.

Regulation

We are subject to or affected by extensive governmental regulations not specifically addressed to network or direct marketing. Such regulations govern, among other things,

 product formulation, labeling, packaging and importation,

 product claims and advertising, whether made by us or distributors,

 fair trade and distributor practices, and

 taxes, transfer pricing and similar regulations that affect foreign taxable income and customs duties.

We cannot determine the effect, if any, that future governmental regulations or administrative orders may have on our business and results of operations. Moreover, governmental regulations in countries where we may commence or expand operations may prevent, delay or limit market entry of certain products or require the reformulation of such products. Regulatory action, whether or not it results in a final determination adverse to us, has the potential to create negative publicity, with detrimental effects on the motivation and recruitment of distributors and, consequently, on our sales and earnings.

Direct selling activities are regulated by various governmental agencies. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as Apyramid or Achain sales schemes, that promise quick rewards for little or no effort, require high entry costs, use high pressure recruiting methods and/or do not involve legitimate products.

We may receive inquiries from various government regulatory authorities regarding the nature of our business and other issues such as compliance with local business opportunity and securities laws. These inquiries may result in adverse publicity for us with a resulting decline in business.

Facilities

We will operate our business from office space provided by eSAFETYWORLD at 80 Orville Drive, Bohemia, NY 11716.

Personnel

At May 31, 2001, we had no fulltime employees. All of our development stage operations were undertaken by employees of eSAFETYWORLD or by consultants. Certain of those consultants may become employees after we commence generating revenue.

Capitalization

The following table states our capitalization as of February 28, 2001 and should be read together with our financial statements included elsewhere in this prospectus.

Debt due to eSAFETYWORLD	$ 167,650

Stockholders' equity; common stock, par value of $.001 per share; 20,000,000 authorized; 7,400,000 shares issued and outstanding	7,400
Accumulated deficit	(103,972
Total stockholders' deficiency	(96,572)
Total capitalization	$ 71,078

Managements discussion and analysis of results of operations and financial condition

To date operations have consisted of startup activities associated with developing products, marketing materials and computer software.

Seasonality

Revenue generating activities have not commenced. We do not have a basis to determine whether our business will be cyclical in nature.

Liquidity

We do not have any credit facilities or other commitments for debt or equity. Our startup operations and expenses have been funded entirely by eSAFETYWORLD, our parent company. No assurances can be given that funds will be available from outside sources if our needs exceed the amounts that eSAFETYWORLD is able or willing to provide.

We plan on pursuing equity lines of credit or similar facilities if our common stock begins to trade at sufficient volumes. However, no assurances can be given that we will be successful in obtaining an equity line facility.

We have a consulting agreement with eSAFETYWORLD which eliminates the near term need to incur significant capital costs during the next year. During the contract period, we will house our website on eSAFETYWORLD servers and use eSAFETYWORLD facilities for other administrative and infrastructure needs.

We do not have significant cash needs until revenue generating activities commence. We have purchased our initial inventory requirements and eSAFETYWORLD has provided our software and marketing materials. We have an agreement with our president that links his cash compensation almost entirely to revenue. In addition, eSAFETYWORLD will permit us to accrue payment due to it until we have the cash to satisfy those liabilities.

New Accounting Pronouncements

No new pronouncement issued by the Financial Accounting Standards Board,

the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on Blue Marble Worlds financial position or reported results of operations.

Management

Our executive officers and directors are as follows:

Edward A. Heil	49	Chairman and chief executive officer
R. Bret Jenkins	42	Director, secretary, and chief financial officer
James Brownfiel	28	Director and chief operating officer
Thomas Swenson	52	Director, president and chief marketing officer
Bridget C. Owens	43	Director
Stephen B. Schneer	70	Director
Claire A. Heil	30	Director

Edward A. Heil is a founder of eSAFETYWORLD and has been president and a director since 1997. He is a certified public accountant and a managing director, since January 1992, in Independent Network Group, Inc., a financial consulting firm. During that same period, he has been a principal of EH Associates, LLC, a financial consulting firm. From 1984 through December 1991 he was a partner in the accounting firm, Deloitte & Touche, LLP. From 1973 to 1984 he was employed in various professional capacities by Deloitte & Touche, LLP. Mr. Heil holds Bachelor of Arts and Master of Business Administration degrees from New York University. Mr. Heil will devote ten percent of his time to Blue Marble World.

R. Bret Jenkins has been a director of eSAFETYWORLD since 1997 and became chief financial officer in October 1999. He has been in the private practice of securities and general business law for the past 15 years. Mr. Jenkins holds Bachelor of Arts and Juris Doctorate degrees from the University of Utah. Mr. Jenkins will devote ten percent of his time to Blue Marble World.

James Brownfiel has been an officer of eSAFETYWORLD since August 1999 and became Chief Operating Officer in March 2000 and a director in September 2000. From 1996 to 1999, he was a general manager for Deshler Mechanical Corp. From 1995 to 1996, he was a District Manager for Ferguson Enterprises. From 1994 to 1995, he was a project manager for Porter Brothers Inc. He is a graduate of the University of Notre Dame. Mr. Brownfiel is Mr. Heil's son-in-law. Mr. Brownfiel will devote 25 percent of his time to Blue Marble World.

Thomas Swenson became a director, president and chief marketing officer in May 2001. He has operated a public accounting practice since 1973.

Bridget C. Owens has been a director of eSAFETYWORLD since June 1999. She served as special assistant to the board of directors of Laminaire Corporation from 1995 to February 2000. Prior to that she was director of marketing for Independent Network Group, Inc in 1994 and for Primac Inc., a privately-held transportation company from 1992-1993. Prior to Primac, Ms. Owens owned and operated a trucking and transportation company. Ms. Owens currently operates a consulting business.

Stephen B. Schneer became a director in April 2001. He is in the private practice of law and holds a Bachelor of Arts Degree from Washington & Jefferson University and a Juris Doctorate from Columbia University.

Claire A. Heil is a certified public accountant and became a Director in April 2001. She has been a director and chief administrative officer of eSAFETYWORLD since September 2000. Prior to that, she held professional accounting and financial positions at PriceWaterhouseCoopers, LLP, Wright Griffin Davis & Co. and the University of Michigan. She is a graduate of the University of Notre Dame and is Mr. Heil=s daughter.

Board of directors

All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board.

The board of directors will have audit and compensation committees concurrent with the effectiveness of this registration statement. The audit committee will review the results and scope of the audit and other services provided by our independent auditors, review and evaluate our system of internal controls. The compensation committee will manage our anticipated stock option plan and review and recommend compensation arrangements for our officers. .

All directors are reimbursed by us for any expenses incurred in attending directors' meetings. We also intend to obtain officers and directors liability insurance, although no assurance can be given that it will be able to do so.

Executive compensation

No executive has received an annual salary of $100,000 nor has a contract to receive an annual salary of $100,000 in the future.

In the future, salaries of the executive officers will be based, among other factors, on our compensation committee's assessment of each executive's responsibilities, experience and performance, compensation data of other companies, and the compensation environment for attracting and retaining executives.

We have entered into a three-year consulting agreement with Mr. Swenson, effective on June 1, 2001, under which he is entitled to receive:

 Downline positions and placement as is mutually agreed by the parties. The commission will be paid in the same manner other distributors receive payment pursuant to the compensation plan of Blue Marble World.

A percentage of sales, determined in accordance with generally accepted accounting principles, of products in the United States and other countries agreed to by the parties equal to 4 % of the first $100,000 in monthly sales for the term of this agreement; 3% of monthly sales between $100,000 to $300,000 per month for the term of this agreement; 2% of monthly sales between $300,000 to $1,000,000; and 1% of monthly sales above $1,000,000 for the term of this agreement. The payment will be made 30 days after the close of each month.

An option to acquire 50,000 shares of the Companys common stock. The exercise price of the option shall be the opening price on the date that the Companys shares commence trading on the OTC Bulletin Board. The option becomes exercisable as follows: 10,000 shares 30 days after the shares begin trading and 10,000 shares every thirty day thereafter until the option on all 50,000 shares becomes fully exercisable.

An option to acquire up to 25,000 shares of Blue Marble World=s common stock which becomes exercisable when monthly sales equal or exceed $25,000 per month for three consecutive months; 25,000 shares when monthly sales equal or exceed $50,000 for three consecutive months; 100,000 shares when monthly sales equal or exceed $100,000 for three consecutive months; and 100,000 shares when monthly sales equal or exceed $200,000 for three consecutive months. The exercise price of the option shall be the average closing bid price for the 31st through the 60th day following the date on which Blue Marble World=s shares commence trading on the OTC Bulletin Board.

 Mr. Swenson shall receive a fee of $4,000 per month when and if we raise a minimum of $200,000 in equity financing from sources other than eSAFETYWORLD. Such payments will continue until Mr. Swenson=s monthly payments from commissions exceed $5,000 per month. In other months, the consulting fee shall be reduced using the following formula B ($4,000 minus payments received from commissions minus $1,000).

In addition, we will reimburse Mr. Swenson for approved out-of-pocket expenses.

We expect that cash bonuses for executive officers will be determined each year at or following the end of our fiscal year, in accordance with targets established at or near the beginning of the fiscal year. Factors that may be considered in determining the amount of cash bonuses paid to officers will be, among others, the executive officer's individual performance, including the quality of strategic plans, organizational and management development, special project leadership and similar indicators of individual performance, and our financial performance, which may be measured by earnings per share, return on equity and total return to the shareholders in the form of stock price appreciation and dividends, if paid.

Stock option plan

We have a stock option plan that expires in 2011 and enables us to grant incentive stock options, non-qualified options and stock appreciation rights for up to an aggregate of 1,000,000 shares of our common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for ten percent or more stockholders. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

No options were outstanding at February 28, 2001.

Certain Relationships and Related Transactions

Commissions - We have entered into a distributor contract with Blue Marble Base. R. Bret Jenkins, and Edward A. Heil whom are directors of our company, control Blue Marble Base. We pay Blue Marble Base a commission based upon our compensation plan. Messrs. Jenkins, and Heil voluntarily pay part of the commission earned by Blue Marble Base to several of our other employees. Messrs. Jenkins and Heil will continue to earn a commission through Blue Marble Base, even if they are not employed by us in the future

Management Fee B Blue Marble World has agreed to pay a management fee to eSAFETYWORLD under which it is obligated to pay $20,000 per month commencing June 1, 2001 plus 15% of revenues. eSAFETYWORLD will provide general management, accounting, computer and web services, logistical and customer service functions on behalf of Blue Marble World. No other salary expenses will be paid to the Blue Marble World=s officers who are also officers of eSAFETYWORLD. The agreement covers ten years and automatically rolls over for an additional year at the end of each year. Rates to be paid are to be renegotiated on each contract anniversary date.

Both eSAFETYWORLD and Blue Marble World have agreed to share information with each other, at no cost to the requesting party, for the following purposes, unless the sharing would be commercially detrimental:

 Each party has agreed to maintain adequate internal accounting to allow the other party to satisfy its own reporting obligations and prepare its own financial statements.

 Each party will retain records that may be beneficial to the other party for a specified period of time. If the records are going to be destroyed, the destroying party will give the other party an opportunity to retrieve all relevant information from the records.

Each party will do its best to provide the other party with personnel, directors, officers or agents who may be used as witnesses in legal proceedings.

If problems arise between Blue Marble World and eSAFETYWORLD, we have agreed to an arbitration procedure.

Description of Capital Stock

Preferred stock

We are authorized to issue up to 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without stockholder approval, to issue classes of preferred stock with voting liquidation, conversion or other rights that could adversely affect the holders of our common stock in that the issuance of such preferred stock may adversely dilute the proportionate equity interest and voting power of such holders.

No shares of preferred stock are currently outstanding.

Common stock

We are authorized to issue up to 24,000,000 shares of common stock with no par value. At May 31, 2001, we had 7,400,000 shares of common stock outstanding all of which were held by eSAFETYWORLD, after giving effect to a 1.85 to 1 forward stock split effected on that day. All share amounts disclosed in this prospectus give retroactive effect to this forward split.. The holders of common stock are entitled to one vote for each share of common stock on all matters on which the holders of common stock are entitled to vote. The holders of common stock are entitled to receive ratably dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends. In the event that we liquidate, dissolve or wind up our business, the holders of common stock are entitled, subject to the rights of holders of our preferred stock, if any, to share ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock.

The holders of common stock have no preemptive or conversion rights, and we may not subject them to further calls or assessments. There are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of common stock are fully paid and nonassessable.

Transfer agent

Concurrent with the date of the Distribution, our transfer agent and registrar for our common stock will be Standard Registrar & Transfer Company, Inc. Its address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is 801-571-8844.

Dividends

We have never paid any cash dividends on shares of our common stock and do not anticipate that it will pay dividends in the foreseeable future. We intend to apply any earnings to fund the development of our business. Purchase of shares of common stock is inappropriate for investors seeking current or near term income.

Other

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus.

Broker-dealers who act in connection with the sale of the common stock may also be deemed to be underwriters. Profits on any resale of the common stock as a principal by such broker-dealers and any commissions received by the broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

If required, the following information will be disclosed in a prospectus supplement or, if necessary, an amendment to the registration statement:

 the names of any of agent, dealer or underwriter;

 the price at which the common stock is to be sold;

 the number of shares of common stock involved;

 any applicable commissions or discounts; and

other facts material to the transaction.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of our common stock may not simultaneously engage in market making activities with respect to the common stock for a period beginning when such person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition and without limiting the foregoing, in connection with transactions in our common stock, we and the Selling Stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Rule 10b-5 and, insofar as we and the selling security holders are distribution participants, Regulation M and Rules 100, 101, 102, 103, 104 and 105 thereof. All of the foregoing may affect the marketability of our common stock

Legal Proceedings

We are not involved in any litigation.

Indemnification of Officers and Directors

Our bylaws provide that we shall indemnify our officers, directors, employees and other agents to the fullest extent permitted by Nevada law. In addition, our certificate of incorporation provides that, to the fullest extent permitted by Nevada law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to us or our shareholders. This provision in the certificate of incorporation does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies including as an injunction or other forms of nonmonetary relief would remain available under Nevada law. Each director will continue to be liable for breach of the director's duty of loyalty to us or our shareholders, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit and for improper distributions to shareholders. In addition, this provision does not affect a director's responsibilities under any other laws, including federal securities laws or state or federal environmental laws.

We have been advised that, in the opinion of the SEC, this type of indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suitor proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will submit the question of whether indemnification by us is against public policy to an appropriate court and will be governed by the final adjudication of the case.

There is no pending litigation or proceeding involving a director or officer as to which indemnification is or may be sought.

Legal Matters

Stephen B. Schneer, LLC, 605 Third Avenue, New York, NY 10158, counsel to Blue Marble World, has rendered an opinion that the common stock of Blue Marble World to be distributed to the stockholders of eSAFETYWORLD is legally issued, fully paid and nonassessable under Nevada law.

Experts

The financial statements as of February 28, 2001 and for the period then ended included in this prospectus have been so included in reliance on the report of Eichler, Bergsman & Co., LLP independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.

Additional Information

We will file reports, proxy statements and other information with the SEC. Those reports, proxy statements and other information may be obtained:

At the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549;

 At the public reference facilities at the SECs regional offices located at Seven World Trade Center, 13th Floor, New York, NY 10048 or Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

 By writing to the SEC, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549;

 At the offices of the Nasdaq Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20549; and

From the Internet site maintained by the SEC at http://www.sec.gov, which contains reports, proxy information statements and other information regarding issuers that file electronically with the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933, for the common stock offered in this prospectus. This prospectus, which is a part of the registration statement, does not contain all the information included in that registration statement, some portions of which have been omitted under the rules and regulations of the SEC. For further information regarding us and our common stock, please read that registration statement, including exhibits filed with it, copies of which may be inspected and copied at the facilities of the SEC. Copies of the registration statement, including exhibits, may be obtained from the Public Reference Section of the SEC at the address listed above upon payment of the fee prescribed by the SEC. Information regarding the operation of the SECs public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

BLUE MARBLE WORLD, INC

PAGE
Independent Auditors Report

Balance Sheet at February 28, 2001
Statement of Operations for the Period
                     October 1, 2000 (inception) to Febuary 28, 2001
                     Statement of Cash Flows for the
                    Period October 1, 2000 (inception) o February 28, 2001
                    Statement of Stockholders Equity for the Period October 1, 2000
                     (inception) to February 28, 2001
                     Notes to Financial Statements

INDEPENDENT AUDITORS REPORT

To the Board of Directors of
Blue Marble World, Inc.:

We have audited the accompanying balance sheet of Blue Marble World, Inc. as of February 28, 2001, and the related statements of operations, stockholder=s deficiency and cash flows for the period October 1, 2000 (inception) to February  28, 2001. These financial statements are the responsibility of Blue Marble World, Inc.=s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Marble World, Inc. as of February 28, 2001, and the results of its operations and its cash flows for the period October 1, 2000 (inception) to February 28, 2001 in conformity with generally accepted accounting principles.

/s/ Eichler Bergsman & Co., LLP
EICHLER BERGSMAN & CO., LLP
New York, New York
March 15, 2001

BLUE MARBLE WORLD, INC
BALANCE SHEET
ASSETS

                                                                                                          February 28, 2001
Current Assets:
Cash                                                                                                      $18,865
Inventory                                                                                                    4,123
Prepaid expenses and other                                                                     11,555
Total Current Assets                                                                               34,543
Fixed Assets                                                                                            37,295
Total Assets                                                                                           $71,838

See Notes to Financial Statements.

BLUE MARBLE WORLD, INC.
BALANCE SHEET
LIABILITIES AND STOCKHOLDER=S DEFICIENCY

February 28, 2001

Current Liabilities:
Amount due to eSAFETYWORLD, Inc	$167,650
Accounts payable	760
Total	168,410

Stockholdes Deficiency:

Preferred stock; 1,000,000 shares authorized; none issued
Common stock, $.001 par value, 24,000,000 shares authorized; 7,400,000 shares issued and outstanding
7,400
Deficit accumulated during the development stage	(103,972)
Total	(96,572)

Total Liabilities and Stockholders Deficiency	$71,838

See Notes to Financial Statements.

BLUE MARBLE WORLD, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD OCTOBER 1, 2000 (inception) to FEBRUARY 28, 2001

Start-up costs	$103,972

Net loss incurred during the development stage	($103,972)

Loss per share ($.01)

Weighted average number of common and Common equivalent shares outstanding
7,400,000

See Notes to Financial Statements.

BLUE MARBLE WORLD, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD OCTOBER 1, 2000 (inception) to FEBRUARY 28, 2001

Cash flows from operating activities:
Net loss incurred during the development stage	($103,972)
(Increase) in net operating assets	(14,918)

Cash used by operating activities	(118,890)

Cash flows from investing activities:
Purchase of fixed assets	(37,295)

Cash flows from financing activities:
Amounts borrowed from eSAFETYWORLD, Inc	171,050
Issuance of common stock	4,000
Total	175,050

Net increase (decrease) in cash	18,865
Cash and cash equivalents B beginning	0
Cash and cash equivalents - ending	$18,865

See Notes to Financial Statements.

BLUE MARBLE WORLD, INC.
STATEMENT OF STOCKHOLDERS EQUITY
FOR THE PERIOD OCTOBER 1, 2000 (inception) to FEBRUARY 28, 2001
	Common Shares	Stock Amount		Total
			Deficit

Issuance of 7,400,000 shares	7,400,000	$7,400		$7,400

Net loss incurred during the development stage
			($103,972)	(103,972)

Balance, February 28, 2001	7,400,000	$7,400	($103,972)	($96,572)

See Notes to Financial Statements.

BLUE MARBLE WORLD, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

Blue Marble World , Inc. (the Company) is a Nevada corporation established in February 2001 as a wholly-owned subsidiary of eSAFETYWORLD, Inc., a public company domiciled in Bohemia, New York. It is a direct marketing company involved in the distribution and sale of high quality nutritional, personal care and other products.

The startup costs incurred through February 28, 2001 relate principally to work performed by employees and consultants of eSAFETYWORLD. Such amounts were allocated to the Company at cost without any markup based on the estimated percentage of time that each employee or consultant worked for the benefit of the Company.

NOTE 2-- SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

The accompanying financial statements include startup costs that were incurred during the period that the Company functioned as a division of eSAFETYWORLD.

A summary of the Companys significant financial accounting and reporting policies is as follows.

    Use of Estimates

    The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include allowances for product returns, outcome of contingencies and obsolete inventory. Actual results could differ from these estimates.

    Cash and Cash Equivalents

    For the purpose of the Statement of Cash Flows, cash equivalents are short-term, highly liquid instruments with original maturities of 90 days or less.

    Inventories

  Inventories consist of merchandise purchased for resale and are stated at the lower of cost (using the first-in, first-out cost flow assumption) or market.

  Fair Value of Financial Instruments

  The carrying amounts reflected in the balance sheet for cash, cash equivalents, receivables and payables approximate their respective values due to the short maturities of these instruments.

  Fixed Assets

  Fixed assets consist entirely of website development costs, purchased software, office equipment and fixtures and are recorded at cost less accumulated depreciation or amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of such assets which range from five to seven years. Expenditures for maintenance and repairs are charged to expense as incurred.

  Fixed assets consist of the following:

Website development	$21,315
Computer equipment	1,800
Software	14,180
Total	$37,295

  Long Lived Assets

  Long lived assets, including intangibles, to be held and used will be reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. If required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying value over its fair value. Long-lived assets to be sold are reported at the lower of carrying amount or fair value reduced by estimated disposal costs.

  Revenue Recognition

  Revenue for product sales is recognized when products are shipped or when the independent fulfillment center has been instructed to ship products to independent distributors.

  Income Taxes

  The Company=s operations are included in the consolidated income tax returns of eSAFETYWORLD. For the purpose of preparing an income tax provision for financial reporting purposes, the Company calculates a provision that complies with Statement of Financial Accounting Standards No. 109 (ASFAS 109), Accounting for Income Taxes.@ Under SFAS 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company has fully reserved for the potential benefits of its operating losses because realization, on a separate company basis, is not assured.

  Foreign Currency

  The Companys invoices to its independent distributors will be denominated entirely in United States dollars. All products are purchased in and shipped from the United States. Therefore, the Company will assume no foreign exchange or translation risks on foreign sales.

  Fiscal Year

  The Companys fiscal year ends on June 30.

  Basic Income (Loss) Per Share

Basic income (loss) per common and common equivalent share is calculated by dividing net income (loss) by the weighted average number of common and common equivalent shares outstanding during each period after giving retroacvtive effect to all stock splits.. There were no options or convertible instruments outstanding during the period.

NOTE 3 -- REGULATORY MATTERS

The Company is subject to governmental regulations in each jurisdiction in which it operates or will operate. These regulations pertain to product formulation, labeling and packaging, product claims and advertising and to the Companys direct selling system. Although management believes that the Company is in compliance, in all material respects, with the statutes, laws, rules, and regulations of every jurisdiction in which it operates, no assurance can be given that the Companys compliance with applicable statutes, laws, rules and regulations will not be challenged by domestic or foreign authorities or that such challenges will not have a material adverse effect on the Companys future financial position or results of operations or cash flows.

NOTE 4 -- COMMITMENTS AND CONTINGENCIES

Commissions

The Company has entered into a distributor contract with Blue Marble Base, Inc. (ABMB). Two officers and directors of the Company control BMB. The Company has agreed to pay BMB a commission based upon its compensation plan. Such directors voluntarily pay part of the commission earned by BMB to several other employees. These directors will continue to earn a commission through BMB, even if they are not employed by the Company in the future

Management Fee

The Company has agreed to pay a management fee to eSAFETYWORLD under which it is obligated to pay $20,000 per month commencing June 1, 2001 plus 15% of revenues. eSAFETYWORLD will provide general management, accounting, computer and web services, logistical and customer service functions on behalf of the Company. No other salary expenses will be paid to the Companys officers who are also officers of eSAFETYWORLD. The agreement covers ten years and automatically rolls over for an additional year at the end of each year. Rates to be paid are to be renegotiated on each contract anniversary date.

NOTE 5 -- STOCKHOLDERS  EQUITY

The Company was incorporated in the state of Nevada and is authorized to issue up to 24,000,000 shares of common stock having a par value of $.001 per share and 1,000,000 shares of preferred stock. Neither the certificate of incorporation nor the by-laws contain any provision that would delay, defer or prevent a change in control.

There are 7,400,000 shares of common stock issued and outstanding after giving retroactive effect to a 1.85 to 1 forward stock split declared on May 31, 2001. Each share of common stock entitles the holder to one vote on each matter submitted to the stockholders. The holders of common stock:

 have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

 are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

 do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

 are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

The Companys certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. Its board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. It has no present intention to issue any shares of preferred stock. There can be no assurance that it will not do so in the future. No preferred stock may be issued without the underwriter's consent for 12 months following the effective date of the Companys public offering.

The Company has never paid any dividends on its common stock.

Stock Option Plan

The Company has a stock option plan that expires in 2011 and enables it to grant incentive stock options, non-qualified options and stock appreciation rights for up to an aggregate of 1,000,000 shares of its common stock. Incentive stock options granted under the plan must conform to applicable federal income tax regulations and have an exercise price not less than the fair market value of shares at the date of grant or 110% of fair market value for ten percent or more stockholders. Other options and stock appreciation rights may be granted on terms determined by the compensation committee of the board of directors.

Subsequent Events

The Company declared a 1.85 to 1 forward stock split effective on May 31, 2001. All share amounts disclosed in these financial statements give retroactive effect to this forward split.

The Company has entered into a three-year consulting agreement with its president, effective on June 1, 2001, under which he is entitled to receive:

Downline positions and placement as is mutually agreed by the parties. The commission will be paid in the same manner other distributors receive payment pursuant to the Companys compensation plan.

 A percentage of sales of products in the United States and other countries agreed to by the parties equal to 4 % of the first $100,000 in monthly sales for the term of this agreement; 3% of monthly sales between $100,000 to $300,000 per month for the term of this agreement; 2% of monthly sales between $300,000 to $1,000,000; and 1% of monthly sales above $1,000,000 for the term of this agreement. The payment will be made 30 days after the close of each month.

 An option to acquire 50,000 shares of the Companys common stock. The exercise price of the option shall be the opening price on the date that the Companys shares commence trading on the OTC Bulletin Board. The option becomes exercisable as follows: 10,000 shares 30 days after the shares begin trading and 10,000 shares every thirty day thereafter until the option on all 50,000 shares becomes fully exercisable.

 An additional option to acquire up to 25,000 shares of the Companys common stock which becomes exercisable when monthly sales equal or exceed $25,000 per month for three consecutive months; 25,000 shares when monthly sales equal or exceed $50,000 for three consecutive months; 100,000 shares when monthly sales equal or exceed $100,000 for three consecutive months; and 100,000 shares when monthly sales equal or exceed $200,000 for three consecutive months. The exercise price of the option shall be the average closing bid price for the 31st through the 60th day following the date on which the Companys shares commence trading on the OTC Bulletin Board.

 The president shall receive a fee of $4,000 per month when and if we raise a minimum of $200,000 in equity financing from sources other than eSAFETYWORLD. Such payments will continue until Mr. Swenson=s monthly payments from commissions exceed $5,000 per month. In other months, the consulting fee shall be reduced using the following formula B ($4,000 minus payments received from commissions minus $1,000).

In addition, we will reimburse him for approved out-of-pocket expenses.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 23. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Filing fee	$79.20
Accounting fees	5,000.00
Legal and professional	7,500.00
Other	2,420.80

Total	$15,000

ITEM 24. RECENT SALES OF UNREGISTERED SECURITIES.

There have been no recent sales of unregistered securities.

ITEM 25. EXHIBITS.

The following exhibits can be found as exhibits to the filings listed.

3.1	Articles of Incorporation
3.2	By-Laws
4.1	Specimen of Certificate of Common Stock
5	Opinion of McLaughlin & Stern, LLP *
10.1 10.2	Stock Option Plan Consulting Agreement
10.3	Blue Marble Base Agreement
10.4	Business Management Agreement
22.1	Consent of Eichler Bergsman, & Co., LLP
23.2	Consent of of Stephen B. Schneer, LLP (included in exhibit 5.1) *
*	To be filed by Amendment

ITEM 26. UNDERTAKINGS.

Subject to the terms and conditions of Section 15(d) of the Securities and Exchange Act of 1934, the undersigned registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission hereto before or hereafter duly adopted pursuant to authority conferred in that section. The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each Purchaser. The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The Registrant further undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b). If, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bohemia, State of New York, on the 15th day of June, 2001.

BLUE MARBLE WORLD, INC.

By:__/s/ EDWARD A. HEIL_______________
Edward A. Heil
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE TITLE DATE

--------- -------------- ------------
/s/ R. BRET JENKINS                              Director                        June 15, 2001
-------------------------------
R. Bret Jenkins

/s/ JAMES BROWNFIEL                      Director                        June 15, 2001
-------------------------------
James Brownfiel

/s/ THOMAS SWENSON                    Director                         June 15, 2001
-------------------------------
Thomas Swenson

/s/ BRIDGET C. OWENS                     Director                         June 15, 2001
-------------------------------
Bridget C. Owens

/s/ STEPHEN B. SCHNEER                  Director                        June 15, 2001
-------------------------------
Stephen B. Schneer

Exhibit 3.1

ARTICLES OF INCORPORATION
OF
BLUE MARBLE WORLD, INC.

KNOW ALL BY THESE PRESENTS:

That the undersigned does hereby associate themselves, desiring to be incorporated as a corporation in accordance with the laws of the State of Nevada and hereby certify and adopt the following Articles of Incorporation, the terms whereof have been agreed upon to be equally obligatory upon the party signing this instrument and all others who may from time to time hereinafter become members of this corporation and who may hold stock therein.

ARTICLE I

The name of the corporation is: Blue Marble World, Inc.

ARTICLE II

The name and address of the resident agent of the corporation is:

NEVADA CORPORATE CENTER
2775 Old Highway 40/ Box 1450
Verdi, Nevada 89439

Principal and branch offices may hereinafter be established at such place or places, either within or without the State of Nevada, as may from time to time be determined by the Board of Directors.

ARTICLE III

The nature and purpose of this business shall be to conduct any lawful activity as governed by the laws of the State of Nevada.

ARTICLE IV

(a) The Corporation shall be authorized to issue the following shares:

Class Number of Shares Par Value
Common 24,000,000 $.001
Preferred 1,000,000 $.001

(b) The designations and the powers, preferences and rights, and the qualifications and restrictions thereof are as follows:

(1) The Preferred Shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series, the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series; the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative; the redemption price or prices for the particular series; the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

(2) All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred shares shall be of equal rank, regardless or series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

(c) No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the Corporations which the Corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporations which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

(d) The capital stock of this corporation shall be nonassessable and shall not be subject to assessment to pay the debts of the corporation.

ARTICLE V

Members of the governing Board shall be known and styled as Directors and the number thereof shall be two (2) and may be increased or decreased from time to time pursuant to the By-Laws.

The name and address of the first Board of Directors is as follows:

Edward A. Heil
80 Orville Dr. #120
Bohemia, New York 11716
R. Bret Jenkins
80 Orville Dr. #120
Bohemia, New York 11716

The officers of the corporation shall be a President, Vice President, Secretary, and Treasurer. The corporation may have such additional officers as may be determined from time to time in accordance with the By-Laws. The officers shall have the powers, perform the duties, and be appointed as may be determined in accordance with the By-Laws and laws of the State of Nevada. Any person may hold two (2) or more offices in said corporation.

ARTICLE VI

The corporation shall have perpetual succession by its corporate name and shall have all the powers herein enumerated or implied here from and the powers now provided or which may hereinafter be provided by law for corporations in the State of Nevada.

ARTICLE VII

No stockholder shall be liable for the debts of the corporation beyond the amount which may be due or unpaid upon any share or shares of stock of said corporation owned by that person.

ARTICLE VIII

Each shareholder entitled to vote at any election for directors shall have the right to vote, in person or by proxy, the number of share owned by such shareholder for each director to be elected. Shareholders shall not be entitled to cumulate their votes.

ARTICLE IX

The Directors shall have the powers to make and alter the By-Laws of the corporation. By-Laws made by the Board of Directors under the powers so conferred may be altered, amended, or repealed by the Board of Directors or by the stockholders at any meeting called and held for that purpose.

ARTICLE X

The corporation specifically elects not to be governed by NRS 78.411 to NRS 78.444 inclusive and successor statutory provisions.

ARTICLE XI

The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the directors of officers acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

ARTICLE XII

The name and address of the incorporator of this corporation is:

NEVADA CORPORATE CENTER, INC.
2775 Old Highway 40/Box 1490
Verdi, Nevada 89439

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation of Blue Marble World, Inc. this 7th day of February, 2001.

_____Garrett Sutton__________
Garrett Sutton, President of Nevada Corporate Center, Inc.

BYLAWS
OF
BLUE MARBLE WORLD, INC.
A NEVADA CORPORATION

                                                                                                          PAGE
ARTICLE I OFFICES                                                                       1
Section 1.01 Registered Office                                                              1
Section 1.02 Locations of Offices                                                          1

ARTICLE II STOCKHOLDERS                                                     1
Section 2.01 Annual Meeting                                                                1
Section 2.02 Special Meetings                                                              1
Section 2.03 Place of Meetings                                                            1
Section 2.04 Notice of Meetings                                                          1
Section 2.05 Waiver of Notice                                                             1
Section 2.06 Fixing Record Date                                                         2
Section 2.07 Voting Lists                                                                    2
Section 2.08 Quorum                                                                         2
Section 2.09 Vote Required                                                                2
Section 2.10 Voting of Stock                                                              2
Section 2.11 Proxies                                                                          3
Section 2.12 Nomination of Directors                                                3
Section 2.13 Inspectors of Election                                                     3
Section 2.14 Election of Directors                                                      4
Section 2.15 Business at Annual Meeting                                          4
Section 2.16 Business at Special Meeting                                          4
Section 2.17 Written Consent to Action by Stockholders                 4
Section 2.18 Procedure for Meetings                                                4

ARTICLE III DIRECTORS                                                       5
Section 3.01 General Powers                                                         5
Section 3.02 Number, Term, and Qualifications                             5
Section 3.03 Vacancies and Newly Created Directorships             5
Section 3.04 Regular Meetings                                                       5
Section 3.05 Special Meetings                                                       5
Section 3.06 Meetings by Telephone Conference Call                  5
Section 3.07 Notice                                                                     5
Section 3.08 Quorum                                                                   6
Section 3.09 Manner of Acting                                                    6
Section 3.10 Compensation                                                         6
Section 3.11 Presumption of Assent                                             6
Section 3.12 Resignations                                                           6
Section 3.13 Written Consent to Action by Directors                  6
Section 3.14 Removal                                                                  6

ARTICLE IV OFFICERS                                                     6
Section 4.01 Number                                                               6
Section 4.02 Election, Term of Office, and Qualifications          7
Section 4.03 Subordinate Officers, Etc.                                   7
Section 4.04 Resignations                                                        7
Section 4.05 Removal                                                              7
Section 4.06 Vacancies and Newly Created Offices                 7
Section 4.07 The Chairman of the Board                                  7
Section 4.08 The President                                                       7
Section 4.09 The Vice-Presidents                                            8
Section 4.10 The Secretary                                                      8
Section 4.11 The Treasurer                                                     9
Section 4.12 Salaries                                                              9
Section 4.13 Surety Bonds                                                     9

ARTICLE V EXECUTION OF INSTRUMENTS,
BORROWING OF MONEY, AND DEPOSIT
OF CORPORATE FUNDS                                                  9
Section 5.01 Execution of Instruments                                     9
Section 5.02 Loans                                                               10
Section 5.03 Deposits                                                           10
Section 5.04 Checks, Drafts, Etc.                                          10
Section 5.05 Bonds and Debentures                                     10
Section 5.06 Sale, Transfer, Etc. of Securities                        10
Section 5.07 Proxies                                                               10

ARTICLE VI CAPITAL STOCK                                      10
Section 6.01 Stock Certificates                                              10
Section 6.02 Transfer of Stock                                               11
Section 6.03 Regulations                                                        11
Section 6.04 Maintenance of Stock Ledger at
Principal Place of Business                                                    11
Section 6.05 Transfer Agents and Registrars                        11
Section 6.06 Closing of Transfer Books and
Fixing of Record Date                                                           11
Section 6.07 Lost or Destroyed Certificates                          12

ARTICLE VII EXECUTIVE COMMITTEE
AND OTHER COMMITTEES                                       12
Section 7.01 Executive Committee                                        12
Section 7.02 Other Committees                                             12
Section 7.03 Proceedings                                                      12
Section 7.04 Quorum and Manner of Acting                          13
Section 7.05 Resignations                                                       13
Section 7.06 Removal                                                             13
Section 7.07 Vacancies                                                           13
Section 7.08 Compensation                                                      13

ARTICLE VIII INSURANCE AND OFFICER
AND DIRECTOR CONTRACTS                                     13
Section 8.01 Indemnification: Third-Party Actions                   13
Section 8.02 Indemnification: Corporate Actions                    14
Section 8.03 Determination                                                     14
Section 8.04 Advances                                                           14
Section 8.05 Scope of Indemnification                                    14
Section 8.06 Insurance                                                            15
Section 8.07 Officer and Director Contracts                            15

ARTICLE IX FISCAL YEAR                                              15

ARTICLE X DIVIDENDS                                                   15

ARTICLE XI AMENDMENTS                                          15

CERTIFICATE OF SECRETARY                                     16

BYLAWS
OF
BLUE MARBLE WORLD, INC.

ARTICLE I

OFFICES

Section 1.01 Registered Office. The registered office shall be at such address as shall be set forth from time to time in the office of the Secretary of State of the State of Nevada.

Section 1.02 Locations of Offices. The corporation may also have offices at such other places both within and without the state of Nevada as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.01 Annual Meeting. The annual meeting of the stockholders shall be held within 180 days after the end of the corporation's fiscal year at such time as is designated by the board of directors and as is provided for in the notice of the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.02 Special Meetings. Special meetings of the stockholders may be called at any time in the manner provided in the articles of incorporation. At any special meeting of the stockholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

Section 2.03 Place of Meetings. The board of directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be at the registered office of the corporation.

Section 2.04 Notice of Meetings. The secretary or assistant secretary, if any, shall cause notice of the time, place, and purpose or purposes of all meetings of the stockholders (whether annual or special), to be mailed at least 10 but not more than 60 days prior to the meeting, to each stockholder of record entitled to vote.

Section 2.05 Waiver of Notice. Any stockholder may waive notice of any meeting of stockholders (however called or noticed, whether or not called or noticed, and whether before, during, or after the meeting) by signing a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, shall constitute waiver of all defects of notice regardless of whether a waiver, consent, or approval is signed or any objections are made, unless attendance is solely for the purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, or approvals shall be made a part of the minutes of the meeting.

Section 2.06 Fixing Record Date. For the purpose of determining: (i) stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting; (ii) stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect to any change, conversion, or exchange of stock; or (iii) stockholders of the corporation for any other lawful purpose, the board of directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting, the day preceding the date on which notice of the meeting is mailed shall be the record date. For any other purpose, the record date shall be the close of business on the date on which the resolution of the board of directors pertaining thereto is adopted. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. Failure to comply with this section shall not affect the validity of any action taken at a meeting of stockholders.

Section 2.07 Voting Lists. The officers of the corporation shall cause to be prepared from the stock ledger, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the registered office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The original stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.08 Quorum. Stock representing a majority of the voting power of all outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.09 Vote Required. When a quorum is present at any meeting, the vote of the holders of stock having a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one on which by express provision of the statutes of the state of Nevada or of the articles of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.10 Voting of Stock. Unless otherwise provided in the articles of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, subject to the modification of such voting rights of any class or classes of the corporation's capital stock by the articles of incorporation.

Section 2.11 Proxies. At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the registered holder or holders of such stock, as the case may be, as shown on the stock ledger of the corporation or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered at the beginning of such meeting to the secretary of the corporation or to such other officer or person who may, in the absence of the secretary, be acting as secretary of the meeting. In the event that any such instrument shall designate two or more persons to act as proxy, a majority of such persons present at the meeting, or if only one be present, that one (unless the instrument shall otherwise provide) shall have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the stock so held, and the persons whose shares are pledged shall be entitled to vote, unless the transfer by the pledgor in the books and records of the corporation shall have expressly empowered the pledgee to vote thereon, in which case the pledgee or his proxy may represent such stock and vote thereon. No proxy shall be voted or acted on after six months from its date, unless the proxy is coupled with an interest, or unless the proxy provides for a longer period not to exceed seven years.

Section 2.12 Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at a meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the board of directors, shall be made by timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the registered office of the corporation not less than 30 days prior to the date of the meeting; provided, in the event that less than 40 days' notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. Such stockholder's notice shall set forth (a) as to each person whom such stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to regulation 14A under the Securities Exchange Act of 1934, as amended (including each such person's written consent to serve as a director if elected); and (b)  as to the stockholder giving the notice (i) the name and address of such stockholder as it appears on the corporation's books, and (ii) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this section. The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with such provisions, and if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.

Section 2.13 Inspectors of Election. There shall be appointed at least one inspector of the vote for each stockholders' meeting. Such inspector(s) shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of their ability. Unless appointed in advance of any such meeting by the board of directors, such inspector(s) shall be appointed for the meeting by the presiding officer. No director or candidate for the office of director shall be appointed as such inspector. Such inspector(s) shall be responsible for tallying and certifying each vote required to be tallied and certified by them as provided in the resolution of the board of directors appointing them or in their appointment by the person presiding at such meeting, as the case may be.

Section 2.14 Election of Directors. At all meetings of the stockholders at which directors are to be elected, except as otherwise set forth in any preferred stock designation (as defined in the articles of incorporation) with respect to the right of the holders of any class or series of preferred stock to elect additional directors under specified circumstances, directors shall be elected by a plurality of the votes cast at the meeting. The election need not be by ballot unless any stockholder so demands before the voting begins. Except as otherwise provided by law, the articles of incorporation, any preferred stock designation, or these bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by a majority of the votes cast with respect thereto.

Section 2.15 Business at Annual Meeting. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this section. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the registered offices of the corporation not less than 30  days prior to the date of the annual meeting; provided, in the event that less than 40 days' notice of the date of the meeting is given or made to stockholders, to be timely, a stockholder's notice shall be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed. A stockholder's notice to the secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (a)  a brief description of the matter desired to be brought before the annual meeting and the reasons for presenting such matter at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such matter, (c) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder, and (d) any material interest of such stockholder in such matter. Notwithstanding anything in these bylaws to the contrary, no matter shall be brought before or conducted at an annual meeting except in accordance with the provisions of this section. The officer of the corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that a matter was not properly brought before the meeting in accordance with such provisions, and such matter shall not be presented or voted on by the stockholders.

Section 2.16 Business at Special Meeting. At any special meeting of the stockholders, only such business shall be conducted as shall have been stated in the notice of such special meeting.

Section 2.17 Written Consent to Action by Stockholders. Unless otherwise provided in the articles of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.18 Procedure for Meetings. Meeting of the stockholders shall be conducted pursuant to such reasonable rules of conduct and protocol as the board of directors or the officer of the Corporation or other person presiding at the meeting may prescribe or, if no such rules are prescribed, in accordance with the most recent published edition of Robert's Rules of Order.

ARTICLE III

DIRECTORS

Section 3.01 General Powers. The business of the corporation shall be managed under the direction of its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

Section 3.02 Number, Term, and Qualifications. The number of directors which shall constitute the board, subject to the limitations set forth in the articles of incorporation, shall be determined by resolution of a majority of the total number of directors if there were no vacancies (the "Whole Board") or, if there are fewer directors than a majority of the Whole Board, by the unanimous consent of the remaining directors or by the stockholders at the annual meeting of the stockholders or a special meeting called for such purpose, except as provided in section 3.03 of this article, which such resolution shall be incorporated by this reference into and shall be a part of these bylaws. Each director elected shall hold office until his successor is elected and qualified. Directors need not be residents of the state of incorporation or stockholders of the corporation.

Section 3.03 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum of the Whole Board, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.04 Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately following and at the same place as the annual meeting of stockholders. The board of directors may provide by resolution the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

Section 3.05 Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president, or any two directors or, in the absence or disability of the president, by any vice-president. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the board of directors called by them.

Section 3.06 Meetings by Telephone Conference Call. Members of the board of directors may participate in a meeting of the board of directors or a committee of the board of directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 3.07 Notice. Notice of any special meeting can be given at least 72 hours prior thereto by written notice delivered personally or sent by facsimile transmission confirmed by registered mail or certified mail, postage prepaid, or by overnight courier to each director. Any such notice shall be deemed to have been given as of the date so personally delivered or sent by facsimile transmission or as of the day following dispatch by overnight courier. Each director shall register his or her address and telephone number(s) with the secretary for purpose of receiving notices. Any director may waive notice of any meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. An entry of the service of notice given in the manner and at the time provided for in this section may be made in the minutes of the proceedings of the board of directors, and such entry, if read and approved at a subsequent meeting of the board of directors, shall be conclusive on the issue of notice.

Section 3.08 Quorum. A majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided, that the directors present at a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by a majority of the required quorum for such meeting. If less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, and individual directors shall have no power as such.

Section 3.10 Compensation. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting, unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he shall forward such dissent by registered or certified mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 3.12 Resignations. A director may resign at any time by delivering a written resignation to either the president, a vice president, the secretary, or assistant secretary, if any. The resignation shall become effective on giving of such notice, unless such notice specifies a later time for the effectiveness of such resignation.

Section 3.13 Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors or of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent shall have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.14 Removal. Subject to any limitations set forth in the articles of incorporation or the corporate statutes of the state of Nevada, at a meeting expressly called for that purpose, one or more directors may be removed by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

ARTICLE IV

OFFICERS

Section 4.01 Number. The officers of the corporation shall be a president, a secretary, a treasurer, and such other officers as may be appointed by the board of directors. The board of directors may elect, but shall not be required to elect, a chairman of the board and one or more vice-presidents, and the board of directors may appoint a general manager.

Section 4.02 Election, Term of Office, and Qualifications. The officers shall be chosen by the board of directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the board of directors, officers may be chosen at any regular or special meeting of the board of directors. Each such officer (whether chosen at an annual meeting of the board of directors) shall hold his office until the next ensuing annual meeting of the board of directors and until his successor shall have been chosen and qualified, or until his death or until his resignation or removal in the manner provided in these bylaws. Any one person may hold any two or more of such offices, except that the president shall not also be the secretary. No person holding two or more offices shall execute any instrument in the capacity of more than one office. The chairman of the board, if any, shall be and remain director of the corporation during the term of his office. No other officer need be a director.

Section 4.03 Subordinate Officers, Etc. The board of directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the board of directors from time to time may determine. The board of directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be stockholders or directors.

Section 4.04 Resignations. Any officer may resign at any time by delivering a written resignation to the board of directors, the president, or the secretary. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 4.05 Removal. Any officer may be removed from office at any special meeting of the board of directors called for that purpose or at a regular meeting, by the vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of section 4.03 hereof may also be removed, either with or without cause, by any officer on whom such power of removal shall have been conferred by the board of directors.

Section 4.06 Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification, or any other cause or if a new office shall be created, then such vacancies or newly created offices may be filled by the board of directors at any regular or special meeting.

Section 4.07 The Chairman of the Board. The chairman of the board, if there be such an officer, shall have the following powers and duties:

(a) To preside at all stockholders' meetings;

(b) To preside at all meetings of the board of directors; and

(c) To be a member of the executive committee, if any.

Section 4.08 The President. The president shall have the following powers and duties:

(a) To be the chief executive officer of the corporation and, subject to the direction of the board of directors, to have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

(b) If no chairman of the board has been chosen or if such officer is absent or disabled, to preside at meetings of the stockholders and board of directors;

(c) To be a member of the executive committee, if any;

(d) To be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(e) To have all power and perform all duties normally incident to the office of a president of a corporation and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the board of directors.

Section 4.09 The Vice-Presidents. The board of directors may, from time to time, designate and elect one or more vice-presidents, one of whom may be designated to serve as executive vice-president. Each vice-president shall have such powers and perform such duties as from time to time may be assigned to him by the board of directors or the president. At the request or in the absence or disability of the president, the executive vice-president or, in the absence or disability of the executive vice-president, the vice-president designated by the board of directors or (in the absence of such designation by the board of directors) by the president, as senior vice-president, may perform all the duties of the president, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the president.

Section 4.10 The Secretary. The secretary shall have the following powers and duties:

(a) To keep or cause to be kept a record of all of the proceedings of the meetings of the stockholders and of the board of directors in books provided for that purpose;

(b) To cause all notices to be duly given in accordance with the provisions of these bylaws and as required by statute;

(c) To be the custodian of the records and of the seal of the corporation, and to cause such seal (or a facsimile thereof) to be affixed to all certificates representing stock of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal shall have been duly authorized in accordance with these bylaws, and when so affixed, to attest the same;

(d) To see that the books, reports, statements, certificates, and other documents and records required by statute are properly kept and filed;

(e) To have charge of the stock ledger and books of the corporation and cause such books to be kept in such manner as to show at any time the amount of the stock of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the amount of stock held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, on application, the original or duplicate stock ledger. He shall cause the stock ledger referred to in section 6.04 hereof to be kept and exhibited at the registered office of the corporation, or at such other place as the board of directors shall determine, in the manner and for the purpose provided in such section;

(f) To be empowered to sign certificates representing stock of the corporation, the issuance of which shall have been authorized by the board of directors; and

(g) To perform in general all duties incident to the office of secretary and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president.

Section 4.11 The Treasurer. The treasurer shall have the following powers and duties:

(a) To have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation;

(b) To cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as shall be selected in accordance with section 5.03 hereof;

(c) To cause the monies of the corporation to be disbursed by checks or drafts (signed as provided in section 5.04 hereof) drawn on the authorized depositories of the corporation, and to cause to be taken and preserved property vouchers for all monies disbursed;

(d) To render to the board of directors or the president, whenever requested, a statement of the financial condition of the corporation and of all of his transactions as treasurer, and render a full financial report at the annual meeting of the stockholders, if called on to do so;

(e) To cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any directors on request during business hours;To be empowered from time to time to require from all officers or agents of the corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the corporation;

(g) To perform in general all duties incident to the office of treasurer and such other duties as are given to him by these bylaws or as from time to time may be assigned to him by the board of directors or the president; and

(h) To, in the absence of the designation to the contrary by the board of directors, to act as the chief financial officer and/or principal accounting officer of the corporation.

Section 4.12 Salaries. The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the board of directors, except that the board of directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of section 4.03 hereof. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the corporation.

Section 4.13 Surety Bonds. In case the board of directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the board of directors may direct, conditioned on the faithful performance of his duties to the corporation, including responsibility for negligence and for the proper accounting of all property, monies, or securities of the corporation which may come into his hands.

ARTICLE V
EXECUTION OF INSTRUMENTS, BORROWING OF MONEY,
AND DEPOSIT OF CORPORATE FUNDS

Section 5.01 Execution of Instruments. Subject to any limitation contained in the articles of incorporation or these bylaws, the president or any vice-president may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the board of directors. The board of directors may, subject to any limitation contained in the articles of incorporation or in these bylaws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and on behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 5.02 Loans. No loan or advance shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the board of directors. Any such authorization may be general or confined to specific instances.

Section 5.03 Deposits. All monies of the corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the board of directors may select or as from time to time may be selected by any officer or agent authorized to do so by the board of directors.

Section 5.04 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these bylaws, evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the board of directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be in such manner as the board of directors from time to time may determine.

Section 5.05 Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the president or a vice president and by the secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation, or other trustee designated by an indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be a facsimile. In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 5.06 Sale, Transfer, Etc. of Securities. Sales, transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment shall be effected by the president or by any vice-president and the secretary or assistant secretary, or by any officer or agent thereunto authorized by the board of directors.

Section 5.07 Proxies. Proxies to vote with respect to stock of other corporations owned by or standing in the name of the corporation shall be executed and delivered on behalf of the corporation by the president or any vice-president and the secretary or assistant secretary of the corporation or by any officer or agent thereunder authorized by the board of directors.

ARTICLE VI
CAPITAL STOCK

Section 6.01 Stock Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president or any vice-president and the secretary or assistant secretary, and sealed with the seal (which may be a facsimile, engraved or printed) of the corporation, certifying the number and kind, class, or series of stock owned by him in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such president, vice-president, secretary, or assistant secretary may be a facsimile. In case any officer who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate shall cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon has not ceased to be such officer. Certificates representing stock of the corporation shall be in such form as provided by the statutes of the state of incorporation. There shall be entered on the stock books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the stock represented thereby, the number and kind, class, or series of such stock, and the date of issuance thereof. Every certificate exchanged or returned to the corporation shall be marked "canceled" with the date of cancellation.

Section 6.02 Transfer of Stock. Transfers of stock of the corporation shall be made on the books of the corporation on authorization of the holder of record thereof or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the corporation or its transfer agent, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such stock. Except as provided by law, the corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim to or interest in such stock on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 6.03 Regulations. Subject to the provisions of the articles of incorporation, the board of directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption, and registration of certificates for stock of the corporation.

Section 6.04 Maintenance of Stock Ledger at Principal Place of Business. A stock ledger (or ledgers where more than one kind, class, or series of stock is outstanding) shall be kept at the principal place of business of the corporation, or at such other place as the board of directors shall determine, containing the names alphabetically arranged of the stockholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfers thereof and the number and class of stock held by each. Such stock ledgers shall at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

Section 6.05 Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing stock of the corporation and may require all such certificates to bear the signature of either or both. The board of directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for stock shall be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the corporation had a registrar for such stock.

Section 6.06 Closing of Transfer Books and Fixing of Record Date

(a) The board of directors shall have power to close the stock ledgers of the corporation for a period of not to exceed 60 days preceding the date of any meeting of stockholders, the date for payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose.

(b) In lieu of closing the stock ledgers as aforesaid, the board of directors may fix in advance a date, not less than 10 days and not exceeding 60 days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or the date for obtaining the consent of the stockholders for any purpose, as a record date for the determination of the stockholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, entitled to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(c) If the stock ledgers shall be closed or a record date set for the purpose of determining stockholders entitled to notice of, or to vote at, a meeting of stockholders, such books shall be closed for or such record date shall be set as of a date at least 10 days immediately preceding such meeting.

Section 6.07 Lost or Destroyed Certificates. The corporation may issue a new certificate for stock of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the board of directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representatives to give the corporation a bond in such form and amount as the board of directors may direct and with such surety or sureties as may be satisfactory to the board, and to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of the new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper to do so.

ARTICLE VII

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 7.01 Executive Committee. The board of directors, by resolution adopted by a majority of the Whole Board, may appoint from its membership an executive committee of not less than three members (whose members shall include the chairman of the board, if any, and the president, one of whom shall act as chairman of the executive committee, as the board may designate). The board of directors shall have the power at any time to dissolve the executive committee, to change the membership thereof, and to fill vacancies thereon. When the board of directors is not in session, the executive committee shall have and may exercise all of the powers delegated to it by the board of directors, except the following powers: to fill vacancies in the board of directors; to appoint, change membership of, or fill vacancies in any other committee appointed by the board of directors; to declare dividends or other distributions to stockholders; to adopt, amend, or repeal the articles of incorporation or these bylaws; to approve any action that also requires stockholder approval; to amend or repeal any resolution of the board of directors which by its express terms is not so amendable or repealable; to fix the compensation of directors for serving on the board of directors or on any committee; to adopt an agreement of merger or consolidation; to recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; to recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution; to recommend to stockholders an amendment of bylaws; or to authorize the issuance of stock (provided that the executive committee, if so directed by the board of directors, may determine the number of shares of stock to be issued to individuals and the amount of consideration for which such shares shall be issued not in excess of the number of shares authorized to be issued by the board of directors).

Section 7.02 Other Committees. The board of directors, by resolution adopted by a majority of the Whole Board, may appoint such other committees as it may, from time to time, deem proper and may determine the number of members, frequency of meetings, and duties thereof.

Section 7.03 Proceedings. The executive committee and such other committees as may be designated hereunder by the board of directors may fix their own presiding and recording officer or officers and may meet at such place or places, at such time or times, and on such notice (or without notice) as it shall determine from time to time. Each committee may make rules for the conduct of its business as it shall from time to time deem necessary. It will keep a record of its proceedings and shall report such proceedings to the board of directors at the meeting of the board of directors next following.

Section 7.04 Quorum and Manner of Acting. At all meetings of the executive committee and of such other committees as may be designated hereunder by the board of directors, the presence of members constituting a majority of the total membership of the committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. The members of the executive committee and of such other committees as may be designated hereunder by the board of directors shall act only as a committee, and the individual members thereof shall have no powers as such.

Section 7.05 Resignations. Any member of the executive committee and of such other committees as may be designated hereunder by the board of directors may resign at any time by delivering a written resignation to either the board of directors, the president, the secretary, or assistant secretary, or to the presiding officer of the committee of which he is a member, if any shall have been appointed and shall be in office. Unless otherwise specified therein, such resignation shall take effect on delivery.

Section 7.06 Removal. The board of directors may, by resolutions adopted by a majority of the Whole Board, at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 7.07 Vacancies. If any vacancy shall occur in the executive committee or of any other committee designated by the board of directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members shall, until the filling of such vacancy, constitute the then total authorized membership of the committee and continue to act, unless such committee is left with only one member as a result thereof. Such vacancy may be filled at any meeting of the Whole Board or, if the authority to do so is delegated to the board of directors by the Whole Board, by action taken by a majority of the quorum of the board of directors.

Section 7.08 Compensation. The Whole Board may allow a fixed sum and expenses of attendance to any member of the executive committee or of any other committee designated by it hereunder who is not an active salaried employee of the corporation for attendance at each meeting of the said committee.

ARTICLE VIII

INSURANCE AND OFFICER AND DIRECTOR CONTRACTS

Section 8.01 Indemnification: Third-Party Actions. The corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 8.02 Indemnification: Corporate Actions. The corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation (and, in the discretion of the board of directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the corporation or is or was serving as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Any other indemnification under sections 8.01 or 8.02 hereof, unless ordered by a court, shall be made by the corporation only in a specific case in which a determination is made that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard or conduct set forth in sections 8.01 or 8.02 hereof. Such determination shall be made either (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

Section 8.04 Advances. Expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding on receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by this section. Such expenses incurred by other employees and agents may be so paid on such terms and conditions, if any, as the board of directors deems appropriate.

Section 8.05 Scope of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, sections 8.01, 8.02, and 8.04:

(a) Shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and

(b) Shall, unless otherwise provided when authorized or ratified, continue as to a person who ceases to be a director, officer, employee, or agent of the corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 8.06 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability.

Section 8.07 Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers or between the corporation and any corporation, partnership, association, or other organization in which one or more of the corporation's directors or officers are directors, officers, or have a financial interest, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at or participates in the meeting of the board of directors or a committee thereof which authorizes the contract or transaction or solely because the vote or votes of each director or officer are counted for such purpose, if:

(a) The material facts of the relationship or interest are disclosed or known to the board of directors or committee and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors be less than a quorum;

(b) The material facts of the relationship or interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

(c) The contract or transaction is fair as to the corporation at the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.

ARTICLE IX
FISCAL YEAR

The fiscal year of the corporation shall be fixed by resolution of the Whole Board.

ARTICLE X
DIVIDENDS

The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock in the manner and on the terms and conditions provided by the articles of incorporation and bylaws.

ARTICLE XI
AMENDMENTS

All bylaws of the corporation, whether adopted by the board of directors or the stockholders, shall be subject to amendment, alteration, or repeal, and new bylaws may be made, except that:

(a) No bylaw adopted or amended by the stockholders shall be altered or repealed by the board of directors;

(b) No bylaw shall be adopted by the board of directors which shall require more than the stock representing a majority of the voting power for a quorum at a meeting of stockholders or more than a majority of the votes cast to constitute action by the stockholders, except where higher percentages are required by law;

(c) If any bylaw regulating an impending election of directors is adopted or amended or repealed by the board of directors, there shall be set forth in the notice of the next meeting of the stockholders for the election of directors, the bylaws so adopted or amended or repealed, together with a concise statement of the changes made; and

(d) No amendment, alteration, or repeal of this article XI shall be made except by the stockholders.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that such is the secretary of Blue Marble World, Inc., a corporation duly organized and existing under and by virtue of the laws of the state of Nevada; that the above and foregoing bylaws of said corporation were duly and regularly adopted as such by the board of directors of said corporation by unanimous consent dated effective ___________, 2001, and that the above and foregoing bylaws are now in full force and effect and supersede and replace any prior bylaws of the corporation.

DATED effective this ____ day of ___________, 2001.

Secretary

FORM OF COMMON STOCK CERTIFICATE

EXHIBIT 4.1

Number Shares

/---------/ /--------/

BLUE MARBLE WORLD, INC.

AUTHORIZED COMMON STOCK: 20,000,000 SHARES

PAR VALUE: $.001

THIS CERTIFIES THAT

---------------------------------------------
IS THE RECORD HOLDER OF

Shares of Blue Marble World, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

--------------------------                                                           -----------------------------
Secretary                                                                                           President

BLUE MARBLE WORLD, INC.

CORPORATE
SEAL
NEVADA

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common unif gift min act-......Custodian.........TEN ENT - as tenants by the entireties (Cust (Minor)JF TEN - as jointtenants with right under Uniform Gifts toof survivorship and not as Minors Act ...........tenants in common (State)
Additional abbreviations may also be used though not in the above list For Value Received, ____________ hereby sell, assign and transfer unto (Please insert Social Security or Other Identifying Number of Assignee)

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(Please print or typewrite name and address, including zip code of Assignee)

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_______________________________________________________Shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint____________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________________

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NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

Exhibit 10.1

BLUE MARBLE WORLD, INC.
2001 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of this Plan is to enable Blue Marble World, Inc. and its affiliates to recruit and retain capable employees for the successful conduct of its business and to provide an additional incentive to directors, officers and other eligible key employees, consultants and advisors upon whom rest major responsibilities for the successful operation and management of the Company and its affiliates.

2. Definitions.

For purposes of the Plan:

2.1 Adjusted Fair Market Value means, in the event of a Change in Control, the greater of (i) the highest price per Share of Common Stock paid to holders of the Shares of Common Stock in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

2.2 Affiliate Corporation or Affiliate shall mean any corporation, directly or indirectly, through one of more intermediaries, controlling, controlled by or under common control with the Company.

2.3 Agreement means the written agreement between the Company and an Optionee evidencing the grant of an Award.

2.4 Award means an Incentive Stock Option, Nonqualified Stock Option or Stock Appreciation Right granted or to be granted pursuant to the Plan.

2.5 Board means the Board of Directors of the Company.

2.6 Cause means:

(a) Solely with respect to Nonemployee Directors, the commission of an act of fraud or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate, and

(b) For all other purposes, unless otherwise defined in the Agreement evidencing a particular Award, an Optionee (other than a Nonemployee Director) (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company which transaction is adverse to the interests of the Company and which is engaged in for personal profit, or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

2.7 Change in Capitalization means any increase or reduction in the Number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.8 Change in Control shall mean the occurrence during the term of the Plan of either of any Aperson (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company, is or becomes the Abeneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Company representing 50% or more of the total voting power represented by the Companys then outstanding voting securities, except that the issuance of shares of Common Stock in a public offering made pursuant to the Securities Act of 1933, as amended shall not constitute a Change of Control.

2.9Code means the Internal Revenue Code of 1986, as amended.

2.10 Committee means a committee, as described in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.11 Company means Blue Marble World, Inc (including any and all subsidiaries currently existing or hereafter acquired or established).

2.12 Director Option means an Option for Shares, Stock Appreciation Rights or Units granted pursuant to Section 6.

2.13 Disability means a physical or mental infirmity that impairs an Optionees ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

2.14 Disinterested Director means a director of the Company who is disinterested within the meaning of Rule 16b-3 under the Exchange Act.

2.15 Eligible Individual means any director (other than a Nonemployee Director), officer or employee of, or consultant or advisor to, the Company or an Affiliate who is receiving cash compensation and who is designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

2.16 Employee Option means an option granted pursuant to Section 5.

2.17 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.18 Fair Market Value on any date means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value as established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

2.19 Incentive Stock Option means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

2.20 Nonemployee Director means a director of the Company who is not an employee of the Company or an Affiliate.

2.21 Nonqualified Stock Option means an Option which is not an Incentive Stock Option.

2.22 Option means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, an Employee Option or any or all of them.

2.23 Optionee means a person to whom an Option is being granted under the Plan.

2.24 Outside Director means a director of the Company who is an outside director within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.25 Parent means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

2.26 Plan means the Blue Marble World 2001 Stock Option Plan.

2.27 Pooling Transaction means an acquisition of the Company in a transaction which is intended to be treated as a pooling of interests under generally accepted accounting principles as defined in Opinion No. 16 of the Accounting Principles Board and the amendments thereto.

2.28 Shares means the common stock, par value $.001 per share, of the Company and any securities or other consideration issuable in respect of Shares in connection with a Change in Capitalization or Change in Control.

2.29 Stock Appreciation Right or ASARs means a right to receive all or some portion of the increase in the value of the Shares as provided in Section 8 hereof.

2.30 Subsidiary means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

2.31 Successor Corporation means a corporation, or a parent or subsidiary thereof within the meaning of 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

2.32 Ten Percent Stockholder means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary thereof.

3. Administration.

3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not fewer than two (2) members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company. If the Board of Directors has any Disinterested Directors or Outside Directors, at least one such Disinterested or Outside Director shall be on the Committee. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of this Plan;

(b) construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law, including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the Committee or the exercise of this power shall be final, binding and conclusive upon the Company, its Affiliate Corporations, the Options, and all other persons having any interest therein;

(c) determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of this Plan;

(d) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(e) exercise such powers and perform such acts as it deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Stock Subject to the Plan.

4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 1,000,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to Section 11. The Company shall reserve for purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company=s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of shares subject to such Option granted. Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

5. Option Grants for Eligible Individuals.

5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

5.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

5.4 Vesting. Subject to Section 7.5 hereof, each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionees consent.

6. Option Grants for Nonemployee Directors.

6.1 Purchase Price. The purchase price for Shares or SARs under each Director Option shall be not less than to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of the grant unless specifically determined to be otherwise by the Committee.

6.2 Vesting. Subject to Sections 6.3 and 7.5 each Director Option shall become exercisable within four (4) equal annual installments beginning on the date of grant; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

6.3 Limitations on Amendment. The provisions in this Section 6 and Section 7.1 shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules and regulations thereunder.

7. Terms and Conditions Applicable to All Options.

7.1 Duration. Each Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

(a) If an Optionees employment or service terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date of the Optionees employment or service terminated, after which time the Option shall automatically terminate in full.

(b) If an Optionee=s employment or service terminates by reason of the Optionees Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, such Option or portion thereof was vested and exercisable as of the date the Optionee=s employment or service terminated, after which time the Option shall automatically terminate in full.

(c) If an Optionees employment or service terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

(d) If an Optionee dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (a) or (b), respectively, of this Section 7.1 the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionees death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent and distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, such Option or portion thereof was exercisable on the date of death or earlier termination of the Optionees services as a Director.

Notwithstanding clauses (a) through (d) above, the Agreement evidencing the grant of an Employee Option may, in the Committees sole and absolute discretion, set forth additional or different terms and conditions applicable to Employee Options upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the Employee Option is granted or thereafter.

7.2 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

7.3 Method of Exercise. The exercise of an option shall be made only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company=s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or (ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

7.4 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee=s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

7.5 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully vested and exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Employee Option. In the event an Optionees employment or service with the Company is terminated by the Company following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionees employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee=s employment or service or the expiration of the stated term of the Option.

8. Stock Appreciation Rights. The Committee may, in its discretion, either alone or in connection with the grant of an Employee Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 8, be subject to the same terms.

8.1 Time of Grant. A Stock Appreciation Right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or at any time thereafter during the term of the Option.

8.2 Stock Appreciation Right Related to an Option.

(a) Exercise. Subject to Section 8.8, a Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option Agreement.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share purchase price under the related Option, by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right or the surrender of such Option pursuant to Section 7.3, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

8.3 Stock Appreciation Right Unrelated to an Option.

The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall not have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to contain such terms and conditions as to exercisability (subject to Section 8.8), vesting and duration as the Committee shall determine, but, in no event, shall they have a term of greater than ten (10) years. Upon exercise of a Stock Appreciation Right unrelated to an Option, the holder shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted, by (B) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit, in any manner, the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the same Stock Appreciation Right at the time it is granted.

8.4 Method of Exercise. Stock Appreciation Rights shall be exercised by a holder only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company=s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the holder shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and the Agreement evidencing any related Option to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the holder.

8.5 Form of Payment. Payment of the amount determined under Sections 8.2(b) or 8.3 may be made in the discretion of the Committee, solely in whole Shares in a number determined at their Fair Market Value in the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash. Notwithstanding the foregoing, no payment in the form of cash may be made upon the exercise of a Stock Appreciation Right pursuant to Sections 8.2(b) or 8.3 to an officer of the Company who is subject to liability under Section 16(b) of the Exchange Act, unless the exercise of such Stock Appreciation Right is made either (i) during the period beginning on the third business day and ending on the twelfth business day following the date of release for publication of the Company=s quarterly or annual statements of earnings (the "Window Period") or (ii) pursuant to an irrevocable election to receive cash made at least six (6) months prior to the exercise of such Stock Appreciation Right.

8.6 Modification. No modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the holders consent.

8.7 Effect of Change in Control. In the event of a Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of a Stock Appreciation Right, a holder will be entitled to receive a payment in cash or stock, in either case, with a value equal to the excess, if any, of (A) the greater of (x) the Fair Market Value, on the date preceding the date of exercise, of the underlying Shares subject to the Stock Appreciation Right or portion thereof exercised and (y) the Adjusted Fair Market Value, on the date preceding the date of exercise, of the Shared over (B) the aggregate Fair Market Value, on the date the Stock Appreciation Right was granted, of the Shares subject to the Stock Appreciation Right or portion thereof exercised; provided, however, that in the case of a Stock Appreciation Right granted within six (6) months of the Change in Control to any holder who may be subject to liability under Section 15(b) of the Exchange Act, such holder shall be entitled to exercise his or her Stock Appreciation Right during the sixty (60) day period commencing upon the expiration of six months from the date of grant of any such Stock Appreciation Right. In the event of a holders employment or service with the Company is terminated by the Company following a Change in Control, each Stock Appreciation Right held by the holder that was exercisable as of the date of termination of the holders employment or service shall remain exercisable for a period ending but not before the earlier of the first anniversary of the termination of the holders employment or service or the expiration of the stated term of the Stock Appreciation Right.

9. Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number of Shares with respect to which Options may be granted under the Plan, (ii) maximum number of Shares with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number of Shares which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable, and (iv) the number of Shares in respect of which Director Options are to be granted under Section 6.

(b) Any such adjustment in the Shares subject to Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c) If, by reason of a Change of Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option, prior to such Change in Capitalization.

10. Effect of Certain Transactions. Subject to Sections 7.5 and 8.7 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms.

11. Interpretation.

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such Awards) and the Committee shall generally interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

(c) Unless otherwise expressly stated in the relevant Agreement, each Option granted under the Plan is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options to fail to qualify as performance-based compensation.

12. Pooling Transactions.

Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent public accounting firm engaged by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement in respect of any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquiree of the Company, or a combination of the foregoing, and (iii) providing for the extension of term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

13. Termination and Amendment of the Plan.

The Plan shall terminate on the preceding the tenth anniversary of the date of its adoption by the stockholders of the Company, and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan, and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) No such amendment, modification, suspension or termination shall impair or adversely alter any Award already granted under the Plan, except with the consent of the Optionee or holder of an SAR nor shall any amendment, modification or termination deprive any Optionee or holder of an SAR of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

14. Non-Exclusivity of the Plan.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

16. Regulations and Other Approvals; Governing Law.

16.1 Except as to matters of Federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York.

16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval or any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the ASecurities Act@), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require an individual receiving Shares pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an exemption applicable under the Securities Act as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

17. Miscellaneous.

17.1 Multiple Agreements. The terms of each Award granted to an Eligible Individual may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.

17.2 Withholding of Taxes.

(a) At such times as an Optionee or holder of an SAR recognizes taxable income in connection with the receipt of Shares or cash hereunder (a ATaxable Event), the Optionee or holder shall pay other amounts as may be required by law to be withheld by the Company in issuance or release from escrow of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee or holder an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or holder may make a written election (the ATax Election), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or holder who may be subject to liability under Section 16(b) of the Exchange Act either; (i)(A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii)(A) the Tax Election is made at least six (6) months after the date the Award was granted, (B) the Award is exercised during the Window Period and (C) the Tax Election is made during the Window Period in which the related Award is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify this Section 17.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections to be made at such times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

(b) If an Optionee makes a disposition, within the meaning of Section 424 (c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

17.3 Effective Date. The effective date of the Plan shall be February 28, 2001.

Exhibit 10.2

CONSULTING AGREEMENT

AGREEMENT made this 14th day of June, 2001, by and between Thomas M. Swensen, dba S S Financial Corporation whose address is 3644 West 2100 South, Salt Lake City, Utah 84120, hereinafter referred to as the "Consultant", and Blue Marble World, Inc., whose principal place of business is located at 80 Orville Drive, Bohemia, New York, hereinafter referred to as Blue Marble World or the "Company."

WHEREAS, Blue Marble World is currently engaged in the direct selling and marketing of nutritional, weight loss, skin care and other personal improvement products in the United States; and

WHEREAS, the Company desires to engage the services of the Consultant to perform for the Company consulting services regarding its sales operations in the United States and other countries agreed to by the parties as an independent contractor and not as an employee; and

WHEREAS, Consultant has extensive experience in the direct sales industry and desires to consult with the Board of Directors, the officers of the Company, and the administrative staff, and to undertake for the Company consultation as to sales of the Companys products in the United States and other countries as each is developed for sales;

NOW, THEREFORE, it is agreed as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of three years commencing on June 1, 2001, and may be extended or terminated upon mutual consent and a 60 day written notice by the parties.

2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of the Company, the heads of the administrative staff and distributors, at reasonable times, concerning matters pertaining to the organization of the company in the United States, the sale of its products in the United States, the relationship of the Company with its independent distributors, and, in general, the important problems of concern in the business affairs of the Company. Consultant shall act as the President and Chief Marketing Officer of the Company as directed by the board of directors.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

  Compensation. The Consultant shall receive compensation as follows:

   The Lead Downline position and placement as mutually agreed by the parties. The commission will be paid in the same manner other distributors receive payment pursuant to the compensation plan of Blue Marble World.

   A percentage of sales of products in the United States and other countries agreed to by the parties equal to 4% of the first $100,000 in monthly sales; 3% of monthly sales between $100,000 to $300,000; 2% of monthly sales between $300,000 to $1,000,000; and 1% of monthly sales above $1,000,000 for the term of this agreement,. The payment will be made monthly, 30 days after the close of the month in which the sales were made. For these purpose, the term SALES shall mean net sales recorded on an accrual basis consistent with accounting principles generally accepted in the United States and consistent with the guidelines established by the Securities and Exchange Commission.

   An option to acquire 50,000 shares of the Companys common stock. The exercise price of the option shall be the opening price on the date that Blue Marble Worlds shares commence trading on the OTC Bulletin Board. The option becomes exercisable as follows: 10,000 shares 30 days after the shares begin trading and 10,000 shares every thirty day thereafter until the option on all 50,000 shares becomes fully exercisable..

   An additional option to acquire up to 250,000 shares of the Companys common stock based upon the following monthly sales benchmarks: 25,000 shares of the Companys common stock when monthly sales equal or exceed $25,000; 25,000 shares of the Companys comon stock when monthly sales equal or exceed $50,000; 100,000 shares of the Companys common stock when monthly sales equal or exceed $100,000; and 100,000 shares of the Companys common stock when monthly sales equal or exceed $200,000. The exercise price of the option shall be the average closing bid price for the 31st through the 60th day following the date on which Blue Marble Worlds shares commence trading on the OTC Bulletin Board.

   If Consultant introduces any future business acquisitions that are consummated by the Company, the Consultant shall be entitled to additional compensation from the Company as mutually agreed by the parties.

   Consultant shall receive a consulting fee of $4,000 per month when the Company raises a minimum of $200,000 in equity financing from sources other than eSAFETYWORLD. Such payments will continue until Consultants monthly payments from commissions exceed $5,000 per month. In other months, the consulting fee shall be reduced using the following formula B ($4,000 minus payments received from commissions minus $1,000).

  In addition, the Company shall reimburse the Consultant for any reasonable out of pocket expenses incurred by the Consultant pursuant to the terms of this agreement for the first 90 days. The expenses must be pre-approved by Blue Marble Worlds president or chief operating officer before they are incurred in order to be eligible for reimbursement.

  Miscellaneous.

    Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested, the Parties hereto waiving any and all rights they may have to object to the method by which service was perfected.
    No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the parties charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

    This instrument contains the entire agreement of the Parties with respect to the subject matter hereof, and the terms and conditions thereof may not be further modified except by a writing signed by all the Parties.

(d) This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New York. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 14th day of June, 2001.

Blue Marble World, Inc. S S Financial Corporation

By:______Edward Heil_________ By:____Thomas Swenson_____

Its:______CEO_______________ Its: President

Exhibit 10.3

AGREEMENT

THIS AGREEMENT made this 28th day of March, 2001, by and between R. Bret Jenkins, residing in, Salt Lake City, Utah and Edward A. Heil residing in Ridge, New York. Mr. Jenkins and Mr. Heil are collectively referred to herein as the Parties.

WHEREAS, eSAFETYWORLD, Inc. (hereinafter AeSAFETYWORLD) is a publicly held company incorporated under the laws of the State of Nevada. Blue Marble World, Inc. (hereinafter Blue Marble) is a Nevada Corporation and is a wholly-owned subsidiary of eSAFETYWORLD.

WHEREAS, Blue Marble is a direct marketing company involved in the distribution and sale of high quality nutritional, personal care and other products through independent distributors. The Parties are the sole shareholders of BMW Base, Inc. (hereinafter BMW) a Nevada corporation. BMW entered into a Membership Application with Blue Marble and has the entire down line distributor organization of the company under it.

NOW, THEREFORE, it is agreed as follows:

1. Term. The term of this Agreement shall be equal to the term of the distributorships owned by BMW. This Agreement may be terminated by the Parties unanimous mutual agreement.

2. Ownership. Each of the Parties own 50% of all commissions, bonuses, matching commissions and payments of any type from the distributorships owned by BMW.

A. The Parties may agree to pay, on a monthly basis, a portion of the commissions and bonuses earned to select employees of or consultants to Blue Marble. The Parties agree that such distributions require the unanimous consent of the Parties to make such distributions on a monthly basis.

B. The Parties agree that each of their interests in BMW survives death, and their termination or disassociation from Blue Marble or eSAFETYWORLD. Their interest in the commissions, bonuses, and other payments are fully vested. The intent is that each Party has the right to receive the stream of income, without reduction, from the distributorships owned by BMW. The right to this stream of income survives termination. This stream of income inures to the benefit of the Parties successors and heirs.

C. Each of the Parties agrees that they will place any new distributors under a distributorship owned by BMW as long as they are employed or under contract with Blue Marble or any company owned or controlled by eSAFETYWORLD.

3. Stock Ownership. The parties agree that the Shares of BMW owned by each are fully vested. Each agrees to help maintain the value of the Shares and agrees not to dilute the value.

4. Compensation. The Parties agree that the distribution of the commissions, bonuses and other payments received by BMW shall be made as soon as practicable after receipt. There shall be no other compensation paid to any of the Parties without the unanimous written consent of all of the Parties. Any ordinary and necessary expenses, i.e. accounting fees, tax preparation fees, state filing fees, etc. shall be allowable expenses. The commissions, bonuses and other payments shall be pooled and distributed pursuant to the percentages disclosed herein.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document.

6. Severability. The parties hereto agree and affirm that none of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

7. Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement.

8. Governing Law. This Agreement shall be governed by the laws of the State of New York. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association , and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

9. Assignability. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties.

10. Amendment. This Agreement may be amended with the signed unanimous written approval of the Parties.

  Confidentiality. This Agreement and any amendment thereto is confidential. The terms of this Agreement and any amendment shall not be disclosed, either directly or indirectly, to any person or entity without the written consent of the other party. The terms of the Agreement or any amendment may be disclosed by a party hereto if required by law.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 28th day of February, 2001

R. Brett Jenkins                  Edward Heil

Exhibit 10.4

BUSINESS MANAGEMENT CONTRACT

THIS AGREEMENT is made and entered into this 28th day of February, 2001, by and between Blue Marble World, Inc., hereinafter referred to as "Blue Marble", a Nevada corporation, and eSAFETYWORLD, Inc., a Nevada corporation, hereinafter referred to as "eSAFETYWORLD" and Management.

WITNESSETH

WHEREAS, Blue Marble is a direct sales company that sells high quality personal care and nutritional products in the United States, hereinafter referred to as the "Business."

WHEREAS, Blue Marble desires that eSAFETYWORLD act as Manager of certain aspects of the Business, and eSAFETYWORLD desires to operate and manage certain aspects of the Business, subject to the terms and conditions of this contract;

NOW, THEREFORE, for and in consideration of the foregoing and of the terms and conditions herein set forth, the parties do agree to the following.

1. BLUE MARBLES AGREEMENT. Blue Marble agrees that eSAFETYWORLD shall operate and manage the Business for a period of ten years. The Agreement will automatically rollover for an additional year on each contract anniversary date unless terminated in writing by one of the parties on such anniversary date. This term is hereinafter referred to as the "Operating Period." eSAFETYWORLD shall have the authority, subject to the limitations and conditions set forth herein, to operate, direct, supervise, control and manage the operation of the Business.

2. eSAFETYWORLD'S RESPONSIBILITIES. During said term, eSAFETYWORLD shall use its best efforts in the operation and management of the Business and the services thereof so that the Business and its services will be operated and maintained with maximum profitability and in a high quality manner. In the furtherance of the foregoing, Management shall:

a. Hire, supervise and compensate, from Blue Marbles funds, all employees of the Business. Provide logistical and customer service functions. Provide or arrange for computer and web development and hosting services.

b. Maintain or supervise the maintenance of records and books of account and financial reports required to be filed with the Securities Exchange Commission..

c. Supervise the payment of liabilities and obligations

d. Supervise the preparation and filing of all income tax returns, sales tax reports, and any and all other returns and/or reports required in the operation of the Business by any governmental entity.

e. Supervise customer service and other day-to-day business functions.

3. COMPENSATION.

    Blue Marble shall pay to eSAFETYWORLD the sum of twenty thousand ($20,000) Dollars per month beginning June 1, 2001 plus 15% of the gross revenues. Payment shall be made monthly. In addition, eSAFETYWORLD shall be reimbursed for the costs incurred by it for outside contractors and consultants.

b. The amount payable each month shall be subject to renegotiation on each Contract Anniversary Date.

c. For purposes of this Agreement, the term "gross sales" shall be determined on an accrual basis and be defined as the following:

DEFINITION OF GROSS SALES: The phrase Gross Sales, as used herein shall mean the dollar aggregate of:

i. The entire amount of the price charged for all goods, wares and merchandise sold, leased, licensed or delivered, and all charges for all services sold or performed by Management from all business conducted at, upon or from the Business Premises by Management, whether made for cash, by check, on credit, charge accounts or otherwise, without reserve or deduction for inability or failure to collect the same, including, but not limited to, transactions (1) where the orders therefore originate at or are accepted by Management in the Business Premises, but delivery or performance thereof is made and completed therein, even though the payment of account may be transferred to another office for collection, and all orders which result from solicitation off the Business Premises but which are conducted by personnel operating from or reporting to or under the control or supervision of any employee of Management and independent distributors shall be deemed part of Gross Sales; (2) pursuant to mail, telephone, telegraph or other similar orders received or billed at or from the Business Premises; (3) by means of mechanical or other vending devices; (4) originating from whatever source, and which Management in the normal and customary course of Management's operations would credit or attribute to Management's business conducted in the Business Premises, and

ii. All monies or other things of value received by Management from Management's operations at, upon or from the Business Premises which are neither included in nor excluded from Gross Sales by the other provisions of this definition, but without any duplication, including, without limitation, finance charges, cost of gift or merchandise certificates and all deposits not refunded to customers;

  TERMINATION. Upon the termination of this Agreement, Management shall return to Blue Marble all property of Blue Marble in the possession of eSAFETYYWORLD.
  EARLY TERMINATION OF THIS AGREEMENT. This Agreement shall be terminated, except as to liabilities or claims which shall have accrued or arisen prior to such termination, and all obligations hereunder shall cease upon the happening of any of the following events.

a. If there shall be filed by Management in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency, or for a reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of Management's property, or if Management shall make an assignment or petition for or enters into an arrangement for the benefit of creditors, or if a petition in bankruptcy is filed against Management which is not discharged within ninety (90) days thereof.

b. The serving of notice by the Blue Marble that Management has committed a material breach of this agreement and Management not having cured, within thirty (30) days after the mailing of such notice, such breach. Any such termination shall be without prejudice, however, to any and all rights and remedies of Owner.

7. PROHIBITION OF ASSIGNMENT. Management may not assign this agreement or any of its rights hereunder; nor shall this agreement or any of Management's rights or obligations hereunder be transferable by Management by operation of law or otherwise, except if the transfer is approved in writing by Blue Marble.

8. AGREEMENT NOT AN INTEREST IN REAL PROPERTY. This Agreement shall not be deemed at any time to be an interest in real estate, a lien of any nature against the Business or the land upon which it is erected, or to convey a beneficial interest in Owner's business.

9. BINDING EFFECT. Except as herein otherwise provided this Agreement shall inure to the benefit of and be binding upon the parties, their successors or assigns.

10. MISCELLANEOUS.

a. Any consent required of Blue Marble shall be ineffective unless it is in writing and signed by Blue Marble.

b. This Agreement contains the entire agreement of the parties and may be changed, modified, extended or renewed only by an Agreement in writing and signed by the parties.

11. GOVERNING LAW. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New York. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance of the rules of the American Arbitration Association , and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that arbitration results from or arises out of this Agreement or the performance thereof or litigation to enforce any award entered therein, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In the event of any such claim or controversy, no action shall be entertained by said arbitration if initiated more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

13. SEVERABILITY. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect and be construed and enforced as if such provision had not been included or had been modified as above provided as the case may be.

14. CONTRACTUAL PROCEDURES. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed on the day and year first above written.

Blue Marble World, Inc.

By:__________________________

Its:__________________________

eSAFETYWORLD, Inc.

By:_________________________

Its:_________________________

Exhibit 22.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Registration Statement on Form SB-2 of our report dated March 15, 2001, on our audit of the financial statements of Blue Marble World, Inc. as of February 28, 2001. We also consent to the reference to our firm under caption A Experts.

/s/
EICHLER BERGERGSMAN& CO., LLP
New York, New York
April 30, 2001